Exhibit 10.4

[***] Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

LICENSE AND COLLABORATION AGREEMENT

by and between

Seattle Genetics, Inc.

and

Genmab A/S

Effective as of:  October 7, 2011

EXECUTION COPY

CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATION		2

1.1	Definitions	2

1.2	Certain Rules of Interpretation in this Agreement and the Schedules	16

ARTICLE 2 LICENSES		16

2.1	Licenses to Genmab	16

2.2	Genmab’s Rights to Sublicense	17

2.3	Compliance with the BMS Agreement	18

2.4	Licenses to SGI	18

2.5	SGI’s Rights to Sublicense	19

2.6	Compliance with the Genmab In-Licenses	19

ARTICLE 3 OPT-IN TO CO-DEVELOPMENT AND CO-COMMERCIALIZATION		20

3.1	Opt-In	20

3.2	Joint Steering Committee	21

3.3	Alliance Manager	24

3.4	Exclusivity	24

ARTICLE 4 DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURING OF EXCLUSIVE PRODUCTS		25

4.1	Diligence	25

4.2	Funding and Progress Reports	25

4.3	Manufacturing	25

4.4	SGI Development Support and Regulatory Assistance	26

4.5	Adverse Events	27

ARTICLE 5 CO-DEVELOPMENT OF COLLABORATION PRODUCTS		27

5.1	Establishment of Joint Development Team	27

5.2	Annual Updates to the Joint Development Plan	29

i

5.3	Development Activities	30

5.4	Joint Development Costs	30

5.5	Financial Representatives	31

5.6	Development Records	31

5.7	Audit	32

5.8	Liability	32

5.9	Use of Approved Subcontractors	33

5.10	Right to Opt-Out of Co-Development and Co-Commercialization	33

5.11	Third Party Collaboration Agreements	34

ARTICLE 6 MANUFACTURE AND SUPPLY OF COLLABORATION PRODUCTS		34

6.1	Commercial Supply	34

6.2	Supply Agreements	34

ARTICLE 7 REGULATORY MATTERS FOR COLLABORATION PRODUCTS		35

7.1	General	35

7.2	Ownership of Regulatory Approvals	36

7.3	Regulatory Coordination	36

7.4	Assistance	36

7.5	Adverse Events relating to Licensed Products	37

ARTICLE 8 COMMERCIALIZATION OF COLLABORATION PRODUCTS		37

8.1	Objectives for Commercialization of Collaboration Products	37

8.2	Lead Commercialization Parties	38

8.3	Preparation of Commercialization Plan	38

8.4	Commercialization Team and Commercialization Agreement	38

8.5	Co-Promotion Agreement	38

8.6	Commercialization Activities	38

ARTICLE 9 DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURING OF UNILATERAL PRODUCTS		39

9.1	Diligence	39

9.2	Conduct	39

9.3	Funding and Progress Reports	39

9.4	Manufacturing	39

9.5	Regulatory	39

ARTICLE 10 FEES, MILESTONES AND ROYALTIES FOR EXCLUSIVE PRODUCTS AND UNILATERAL PRODUCTS		40

10.1	FTE Fees for Exclusive Products	40

10.2	Annual Maintenance Fee	40

10.3	Royalties	40

10.4	Royalty Offsets	42

10.5	Milestone Payments	43

10.6	Royalty Reports, Exchange Rates	44

ARTICLE 11 FINANCIAL PROVISIONS FOR COLLABORATION PRODUCTS		45

11.1	Joint Development Costs	45

11.2	Reporting and Payment of Joint Development Costs	45

11.3	Audits	45

11.4	Reporting and Payment of Commercialization Expenses and Collaboration Product Profit	46

11.5	Collaboration Product Profit Term	46

11.6	Other Research Expenses, Joint Development Costs and Commercialization Expenses	46

11.7	Utilization of Internal Resources	46

ARTICLE 12 PAYMENT TERMS; BOOKS AND RECORDS; TAX		46

12.1	Payment Terms	46

12.2	Record Keeping	47

12.3	Tax Matters	47

ARTICLE 13 CONFIDENTIALITY		47

13.1	Non-Disclosure Obligations	47

13.2	Permitted Disclosures	48

13.3	Terms of the Agreement	49

13.4	Press Releases and Other Disclosures to Third Parties	49

13.5	Publications	49

ARTICLE 14 INVENTIONS AND PATENTS		50

14.1	Ownership of Inventions	50

14.2	Patent Prosecution and Maintenance	51

14.3	Enforcement of Patents	53

14.4	Prior SGI Patent Rights	54

14.5	Prior Genmab Patent Rights	54

14.6	Product Trademarks	54

ARTICLE 15 INFRINGEMENT ACTIONS BROUGHT BY THIRD PARTIES		55

15.1	Collaboration Product	55

15.2	Defense Costs	55

15.3	Exclusive Product, Genmab Product	55

15.4	SGI Product	55

ARTICLE 16 REPRESENTATIONS AND WARRANTIES		55

16.1	Representations and Warranties	55

16.2	Disclaimer	57

16.3	Performance by Affiliates	57

ARTICLE 17 TERM AND TERMINATION		58

17.1	Term	58

17.2	Termination by Genmab	58

17.3	Termination for Cause	58

17.4	Termination if Genmab Challenges SGI Patents	58

17.5	Termination if SGI Challenges Genmab Patents	58

17.6	Termination Upon Insolvency	58

17.7	Termination of BMS Agreement	59

17.8	Termination of Genmab In-Licenses	59

17.9	Effect of Expiration and Termination	59

ARTICLE 18 INDEMNITY		60

18.1	Direct Indemnity for Non-Collaboration Products	60

18.2	Collaboration Products	61

18.3	Procedure	61

18.4	Limitations on Liability	62

ARTICLE 19 FORCE MAJEURE		62

ARTICLE 20 ASSIGNMENT		63

ARTICLE 21 SEVERABILITY		63

ARTICLE 22 INSURANCE		63

ARTICLE 23 MISCELLANEOUS		64

23.1	Notices	64

23.2	Applicable Law	64

23.3	Dispute Resolution	64

23.4	Entire Agreement	65

23.5	Independent Contractors	65

v

23.6	Affiliates	65

23.7	Waiver	65

23.8	Counterparts	66

LIST OF SCHEDULES

Schedule A	SGI PATENTS
Schedule B	RESEARCH AND GLP GRADE SUPPLY FEE PRICING LIST
Schedule C	GENMAB IN LICENSES
Schedule D	SGI RESEARCH AND DEVELOPMENT SUPPORT PRIOR TO END OF PHASE I CLINICAL TRIAL
Schedule E	GENMAB DEVELOPMENT PLAN AND GENMAB BUDGET
Schedule F	GENMAB PATENTS

LICENSE AND COLLABORATION AGREEMENT

This License and Collaboration Agreement is entered into as of October 7, 2011 by and between:

SEATTLE GENETICS, INC., a Delaware corporation, having its principal place of business at 21823 30th Drive S.E., Bothell, Washington 98021 (hereinafter referred to as “SGI”)

and

GENMAB A/S, a Danish corporation with CVR no. 2102 3884, having a principal place of business at Bredgade 34, P.O. Box 9068, DK-1260 Copenhagen K, Denmark (hereinafter referred to as “Genmab”).

WITNESSETH

WHEREAS, SGI Controls (as defined below) intellectual property rights relating to certain technology useful for linking certain proprietary cytotoxic compounds to other molecules, such as antibodies capable of directing such cytotoxic compounds to specific tissues and/or cells;

WHEREAS, Genmab is engaged in research and development of biopharmaceutical products, including certain monoclonal antibodies and Controls intellectual property rights relating to certain technology useful for generating monoclonal antibodies and to the monoclonal antibodies so generated;

WHEREAS, SGI and Genmab are currently parties to the Prior Agreement (as defined below) pursuant to which they are conducting a research and development program relating to antibodies that bind specifically to Tissue Factor (as defined below) together with SGI’s proprietary cytotoxic compound and linker technology;

WHEREAS, pursuant to the Prior Agreement, Genmab has the right to obtain an exclusive (subject to SGI’s right to opt-in to co-development and co-commercialization) worldwide license under SGI’s patent rights and know-how related to SGI’s proprietary cytotoxic compound and linker technology to develop and commercialize Licensed Products (as defined below);

WHEREAS, SGI wishes to grant to Genmab such license;

WHEREAS, SGI wishes to obtain a right to opt-in to co-develop and co-commercialize with Genmab such Licensed Products; and

WHEREAS, Genmab wishes to grant to SGI such opt-in right.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Definitions For the purposes of this Agreement the following words and phrases shall have the following meanings:

1.1.1                                             “AAA” has the meaning set forth in Section 23.3.1.

1.1.2                                             “Acknowledgement” has the meaning set forth in Section 3.1.2.

1.1.3                                             “ADC” or “Antibody-Drug Conjugate” means an Antibody that is linked to a cytotoxic compound and that contains, uses, is made using or is otherwise based on SGI Technology.

1.1.4                                             “Adverse Event” means any unfavorable and unintended medical occurrence in a human patient or subject who is administered a Licensed Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such Licensed Product, whether or not considered related to such Licensed Product.

1.1.5                                             “Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party.  As used herein, the term “control” means the direct or indirect ownership of fifty percent (50%) or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management thereof.

1.1.6                                             “Agreement” means this License and Collaboration Agreement, all amendments and supplements hereto and all schedules hereto, including the following:

Schedule A - SGI Patents.  {Schedule to be further updated}

Schedule B - Research and GLP Grade Supply Fee Pricing List

Schedule C - Genmab In-Licenses

Schedule D - SGI research and development support prior to end of Phase I Clinical Trial

Schedule E - Genmab Development Plan and Genmab Budget

Schedule F - Genmab Patents

1.1.7                                             “Alliance Manager” has the meaning set forth in Section 3.3.

1.1.8                                             “[***]” means the portion of the [***] costs [***] by a Party that are attributable to that Party’s [***] and [***], [***], [***], or the equivalent of the foregoing to support [***] of a Collaboration Product, and the occupancy, facility and equipment (excluding [***] for [***] and [***]), [***] (to the extent not [***]) and its [***] and [***] necessary to support such [***], and, in each case, which are [***] to such Party’s [***] based on [***] or [***] or other [***] consistently applied by a Party.  [***] shall not include any [***] attributable to [***], including, by way of example, [***], [***], [***], [***] and [***].  This definition of [***] will be further elaborated in the commercialization agreement described in Section 8.4.

1.1.9                                             “Annual Maintenance Fee” has the meaning set forth in Section 10.2.

1.1.10                                      “Antibody” or “Antibodies” means a monoclonal antibody or a derivative thereof identifiable by [***] with respect to Tissue Factor.  For the purpose of the licenses granted to Genmab by SGI hereunder any Antibody when combined with [***] must specifically bind to Tissue Factor.

1.1.11                                      “Applicable Law” means any law or statute, any rule or regulation issued by a government authority (including courts and Regulatory Authorities), any GxP regulations or guidelines as well as and any judicial, governmental, or administrative order, judgment, decree or ruling, in each case as applicable to the subject matter and the parties at issue.

1.1.12                                      “Approved Subcontractor” means a subcontractor engaged by a Party that has been approved by the JSC to perform specific obligations of the subcontracting Party.

1.1.13                                      “BMS” means Bristol-Myers Squibb Company.

1.1.14                                      “BMS Agreement” means the License Agreement between BMS and SGI dated [***], as amended.

1.1.15                                      “Breaching Party” has the meaning set forth in Section 17.3.

1.1.16                                      “Calendar Quarter” means any of the three-month periods beginning on January 1, April 1, July 1 or October 1 of any year.

1.1.17                                      “Change of Control” has the meaning set forth in Article 20.

1.1.18                                      “Claims” has the meaning set forth in Section 18.1.1.

1.1.19                                      “Collaboration Accounting Policies” means the accounting policies as agreed to by the Parties and approved by the JSC to be used in determining Joint Development Costs and Collaboration Product Profit, which will be, in all material respects, consistent with GAAP and any Applicable Laws of the United States.

1.1.20                                      “Collaboration Product” means an Exclusive Product as to which SGI has exercised its Opt-In Right to the extent that neither Party subsequently issues an Opt-Out Notice pursuant to Section 5.10.  For clarity, a Collaboration Product is considered a Licensed Product.

1.1.21                                      “Collaboration Product Profit” means the profits or losses resulting from the Commercialization of a Collaboration Product and shall be [***] to the [***] of the

Collaboration Product [***] the [***] to the [***]; provided, however, that any costs that would otherwise be included as a [***], but which, pursuant to the [***], are [***] from [***] to determine the [***] of a [***], shall not also be [***] as a [***] and thereby [***].  Collaboration Product Profit shall also include any [***] by a Party from a Third Party on [***] of, or in connection with [***] with respect to, a [***].

1.1.22                                      “Collaboration Product Trademark” has the meaning set forth in Section 14.6.

1.1.23                                      “Collaboration Program” means the collaborative Development, manufacturing, Regulatory Approval and Commercialization activities undertaken pursuant to any Joint Development Plan or Commercialization Plan.

1.1.24                                      “Commercialization” or “Commercialize” means, with respect to a Collaboration Product, any and all activities to establish and maintain commercial sales for such Collaboration Product that are undertaken pursuant to a Commercialization Plan.  These activities shall include:  (a) the pre-launch marketing and launch activities for the Collaboration Product, (b) the marketing, promotion, distribution, offering for sale and selling of the Collaboration Product, (c) importing and exporting the Collaboration Product for commercial sale, and (d) manufacturing the Collaboration Product for commercial sale (except for scale-up activities prior to First Commercial Sale, which shall be considered Development activities), including inventory build to support the launch and making manufacturing improvements after launch; in each case in accordance with the applicable Commercialization Plan.  When used as a verb, “Commercialize” means to engage in Commercialization.

1.1.25                                      “Commercialization Expenses” shall mean, with respect to a Collaboration Product, (a) [***], (b) [***], (c) [***], (d) [***], (e) [***], (g) [***], and (h) other costs as mutually agreed by the Parties, all allocated to such Collaboration Product and calculated in accordance with the Collaboration Accounting Policies, consistently applied.  This definition of Commercialization Expenses will be further elaborated in the commercialization agreement described in Section 8.4.

1.1.26                                      “Commercialization Plan” means the commercialization plan for a Collaboration Product to be prepared and approved by the JSC from time to time and the related budget to be prepared and approved by the JSC for each calendar year during which it is anticipated that Commercialization activities will occur hereunder, to be updated as necessary during each calendar year, setting forth, among other things, a master plan for the Commercialization of the Collaboration Product as well as each Party’s responsibilities in connection therewith.

1.1.27                                 “Commercially Reasonable Efforts” means, (a) with respect to the efforts to be [***] by a Party to [***] a [***], the [***] and [***] that such Party would [***] to [***] a [***] under [***], and (b) with respect to the [***] or [***] of a Licensed Product, the level of efforts and [***] substantially [***] to those efforts and [***] by a Party for a [***] of [***] and at a [***] in its [***], taking into account [***], [***], [***], [***] of [***], [***] ([***] taking into account the [***] of this Agreement), [***] and [***] and other relevant factors.  Commercially Reasonable Efforts shall be determined on a [***] and [***] basis for a particular Licensed

Product.  In addition, it is anticipated that the [***] of [***] may be [***] for [***], and may [***], reflecting [***] in the [***] of such Licensed Product and the market(s) involved.  Without limiting the forgoing, Commercially Reasonable Efforts with respect to a Licensed Product requires that the relevant Party:  (i) [***] and consistently [***] to [***] for carrying out its obligations, and (ii) consistently [***] and implement decisions and [***] for the [***] of [***] with respect to such objectives.

1.1.28                                      “Competing Product” means:  (a) at any time during the Term (i) when SGI holds an Opt-In Right for the first Exclusive Product or (ii) following an Opt-In Decision for such first Exclusive Product and prior to any applicable Opt-Out Date, any product for the treatment, prevention or diagnosis of conditions and diseases in humans containing a substance (such as a small molecule, peptide, protein, antibody, fusion protein, conjugate, [***] or other [***], as well as any [***] of the foregoing) that [***] to [***] and (b) at all other times during the Term, any product for the treatment, prevention or diagnosis of conditions and diseases in humans containing an [***] that [***] to [***].

1.1.29                                      “Competing Program” means a program intended to develop a [***].

1.1.30                                      “Confidential Information” has the meaning set forth in Section 13.1.

1.1.31                                      “Continuing Party” has the meaning set forth in Section 5.10.1.

1.1.32                                      “Control” means, with respect to any information or intellectual property right, possession by a Party or its Affiliate of the ability to grant the right to access or use, or to grant a license or a sublicense to, or to use such information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.1.33                                      “Development” or “Develop” means, with respect to a Collaboration Product, any and all clinical drug development activities and manufacturing activities undertaken pursuant to the relevant Joint Development Plan in order to develop a Collaboration Product up to and including obtaining Regulatory Approval for such Collaboration Product for an indication and to perform manufacturing scale up to enable commercial scale manufacturing prior to launch (except that inventory build shall be considered a Commercialization activity).  These activities shall include preclinical research, stability testing, toxicology testing, formulation activities, reformulation activities, process development, manufacturing scale-up activities, development stage manufacturing, quality assurance/quality control development, clinical studies (including Phase III Studies, Phase III-B Studies, Phase IV Studies and other studies (e.g., pharmacovigilance programs and outcome studies) that the JSC considers necessary or economically justifiable) and other activities to obtain the applicable Regulatory Approvals; in each case in accordance with the applicable Joint Development Plan, as applicable.  When used as a verb, “Develop” means to engage in Development.

1.1.34                                      “Development Support Fees” has the meaning set forth in Section 10.1.

1.1.35                                      “Development Support Fees Report” has the meaning set forth in Section 10.1.

1.1.36                                      “[***]” shall mean the following costs incurred by a Party or its Affiliates in the [***] of a [***], to be further elaborated in the commercialization agreement described in Section 8.4:  (a) [***] to be agreed upon by the Parties [***], (b) [***] associated with [***], and (c) [***].  For the avoidance of doubt, [***] shall not include [***] or [***].

1.1.37                                      “Drug Conjugation Materials” means (a) the [***] or [***] attached to the linker [***] or [***], and (b) any related raw materials and reagents SGI provided to Genmab pursuant to the Research Program or provides to Genmab pursuant to Section 4.4 or the Collaboration Program, in each case to the extent Controlled by SGI and included in or covered by the SGI Technology.  Drug Conjugation Materials shall also include reagents and other tangible materials to the extent included in Program Inventions assigned to SGI pursuant to Section 14.1.2.

1.1.38                                      “Drug Conjugation Technology” means (a) methods that are useful in attaching the [***] or [***] to antibodies using the linker [***] or [***], including the composition and methods of making and using such cytotoxic compound [***] or [***] and (b) any related assays and methods SGI provided to Genmab pursuant to the Research Program or provides to Genmab pursuant to Section 4.4 or the Collaboration Program, in each case to the extent Controlled by SGI.

1.1.39                                      “Drug Master File” or “DMF” means the file of information submitted to the FDA as set out in Code of Federal Regulations, Food and Drug Administration Part 314.420.

1.1.40                                      “Effective Date” means the date set forth in the first line of this Agreement.

1.1.41                                      “Events of Force Majeure” has the meaning set forth in Article 19.

1.1.42                                      “Exclusive Product” means a Licensed Product as to which an Opt-In Right has not arisen or, having arisen, has not been exercised within the Opt-In Period.

1.1.43                                      “FDA” means the United States Food and Drug Administration, and any successor agency thereto.

1.1.44                                      “Field” means monoclonal antibody targeting applications for the treatment and diagnosis of conditions and diseases in humans.  The Parties acknowledge that [***] is [***] to [***], including [***].

1.1.45                                      “Financial Representative” has the meaning set forth in Section 5.5.1.

1.1.46                                      “First Commercial Sale” means, in each country of the Territory, the first commercial sale of a Licensed Product by a Party, their respective Affiliates or Sublicensees to a Third Party following, if required by law, Regulatory Approval and, when Regulatory

Approval is not required by law, the first commercial sale in that country, in each case for use or consumption of such Licensed Product in such country by the general public.  For the avoidance of doubt, any sale of Licensed Product by a Party for use in [***] shall be considered a commercial sale and shall be included in Net Sales.

1.1.47                                 “FTE” means the equivalent of a full-time employee of the Parties (including normal vacations, sick leave and other similar matters) in the country where such employee is based.  FTEs shall be calculated based on the time an employee of the Parties spends working on a billable effort as recorded by such Parties’ project time reporting system.  An FTE is measured on the basis of [***] of [***] and [***].

1.1.48                                      “FTE Fees” has the meaning set forth in Section 10.1.

1.1.49                                      “GAAP” means generally accepted accounting principles in the United States.

1.1.50                                      “Genmab” has the meaning set forth in the introduction to this Agreement.

1.1.51                                      “Genmab ADC Know-How” means all Program Inventions Controlled by Genmab using SGI Technology to the extent not disclosed or claimed by a Genmab Patent that are necessary for identifying, developing, making, using, offering for sale or selling ADCs.

1.1.52                                      “Genmab ADC Patents” means all patent applications and patents that are Controlled by Genmab that claim Genmab ADC Know-How as set forth in Schedule F, which shall be amended from time to time to reflect any other patents and patent applications.

1.1.53                                      “Genmab Budget” shall mean the budget attached to the Genmab Development Plan under Schedule E.

1.1.54                                      “Genmab Development Plan” means the manufacturing and clinical development plan for an Exclusive Product and related Genmab Budget.  The initial version of the Genmab Development Plan and related Genmab Budget is set forth in Schedule E and may be amended at Genmab’s sole discretion prior to the beginning of the Opt-In Period.

1.1.55                                      “Genmab In-Licenses” means the agreements between Genmab and Third Parties as listed in Schedule C.  Schedule C may be amended from time to time pursuant to Section 2.6.1.

1.1.56                                      “Genmab Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and other trade secrets, in each case, that relate to (a) the composition, method of using or method of [***], or (b) the composition, method of generating and making [***], including the [***], or (c) method of [***] and [***] technology, and that are Controlled by Genmab to the extent not disclosed or claimed by a Genmab Patent, including [***].

1.1.57                                      “Genmab Patents” means:

(a)                                 all patent applications and patents Controlled by Genmab that claim Genmab Know-How as set forth in Schedule F, which shall be amended from time to time to reflect any other patents and patent applications;

(b)                                 any patents and patent applications covering Program Inventions that are assigned to Genmab pursuant to Section 14.1.2(a) and Genmab’s interest in any Joint Patents pursuant to Section 14.1.2(c);

(c)                                  any future patents issued from any patent applications referred to above and any future patents issued from any continuation, continuation-in part (to the extent Controlled by Genmab), or divisional of any of the foregoing patent applications or any patent applications from which the foregoing patents issued, in each case to the extent Controlled by Genmab; and

(d)                                 any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, or counterparts of any of the foregoing, in each case to the extent Controlled by Genmab.

1.1.58                                      “Genmab Product” means a Unilateral Product as to which Genmab elects to be the Continuing Party in accordance with Section 5.10.

1.1.59                                      “Genmab Technology” means the Genmab Patents (including Genmab ADC Patents) and Genmab Know-How (including Genmab ADC Know-How).

1.1.60                                      “Good Clinical Practice” or “GCP” shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the ethical conduct of clinical trials, including without limitation the U.S. Code of Federal Regulations (“CFR”) Title 21, ICH GCP Guidelines E6(R1), current step 4 version, dated 10 June 1996, as amended from time to time, national legislation implementing European Community Directive 2001/20/EC of 4 April 2001 on the approximation of the laws, regulations and administrative provisions of the Member States relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, European Community Directive 2005/28/EC of 8 April 2005 laying down principles and detailed guidelines for good clinical practice as regards to investigational medicinal products for human use.

1.1.61                                      “Good Laboratory Practice” or “GLP” shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding quality control for laboratories to ensure the consistency and reliability of results, including without limitation the CFR Title 21, national legislation implementing European Community Directive 2004/9/EC of 11 February 2004 on the inspection and verification of good laboratory practice (GLP) as amended and European Community Directive 2004/10/EC of 11 February 2004 on the harmonization of laws, regulations and administrative provisions relating to the application of the principles of good laboratory practice and the verification of their applications for tests on chemical substances as amended, OECD Series on Principles of Good Laboratory Practice and Compliance Monitoring.

1.1.62                                      “Good Manufacturing Practice” or “GMP” shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the quality control and manufacturing of pharmaceutical products, including without limitation the CFR Title 21, ICH GMP Guidelines Q7, current step 4 version, dated 10 November 2000, as amended from time to time, national legislation implementing European Community Directive 91/356/EEC of 13 June 1991 laying down the principles and guidelines of good manufacturing practice for medicinal products for human use as amended by European Community Directives 2003/94/EC, the Rules Governing Medicinal Products in the European Community, Volume 4, including annexes.

1.1.63                                      “GxP” means GCP, GLP or GMP or any combination thereof, as applicable.

1.1.64                                      “IND” means (a) an Investigational New Drug Application, or successor application, filed with the FDA or its equivalent in any country outside the United States where a regulatory filing is required or obtained to conduct a clinical trial; or (b) with respect to any country where a regulatory filing is not required or obtained to conduct a clinical trial, the first enrollment of a patient in the first trial involving the first use of a Licensed Product in humans.

1.1.65                                      “Indemnified Party” shall have the meaning set forth in Section 18.3.

1.1.66                                      “Indemnitees” shall have the meaning set forth in Section 18.1.1.

1.1.67                                      “Indemnitor” shall have the meaning set forth in Section 18.3.

1.1.68                                      “[***]” means all [***] and [***] by the Parties or their Affiliates for a Collaboration Product, which shall be calculated as a [***] of [***], such [***] to be initially set during the calendar year of the [***] and any subsequent calendar year thereafter and calculated based on that Party’s and its Affiliates’ [***] in a [***] and [***] in such [***] during the calendar year in which the [***] occurs (the “[***]”).  Such [***] shall also be adjusted by the Parties in the event that future [***] differs by [***] or more from the [***] currently being used by the Parties.  Examples of [***] included in the calculation of the [***] include, but are not limited to, [***] and [***], [***] of [***], [***] and [***].

1.1.69                                      “Initiation” means, with respect to a human clinical trial, the dosing of the first patient with a Licensed Product pursuant to the clinical protocol for the specified clinical trial.

1.1.70                                      “IP and Trademark Costs” means all costs relating to Joint Patents and Collaboration Product Trademarks as well as other costs indicated to be IP and Trademark Costs herein.

1.1.71                                      “Joint Budget” shall mean the budget attached to the Joint Development Plan.  The initial Joint Budget will be provided by Genmab pursuant to Section 3.1.3.

1.1.72                                      “Joint Development Cost Report” shall have the meaning set forth in Section 11.2.1(a).

1.1.73                                      “Joint Development Costs” means, with respect to a Collaboration Product, the [***] and [***] costs [***] by a Party from the date of the relevant [***] to conduct Development for a Collaboration Product calculated in accordance with the Collaboration Accounting Policies, consistently applied.  [***] will include [***] at the [***], [***] (including taxes and duties), and [***] required to [***] related to the relevant [***].

1.1.74                                      “Joint Development Plan” means the manufacturing and clinical development plan for a Collaboration Product.  The initial Joint Development Plan will be provided by Genmab pursuant to Section 3.1.3.

1.1.75                                      “Joint Development Team” or “JDT” has the meaning set forth in Section 5.1.

1.1.76                                      “Joint Patents” has the meaning set forth in Section 14.2.4.

1.1.77                                      “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.2.1.

1.1.78                                      “Lead Commercialization Party” means, with respect to a territory [***], the Party with responsibility for Commercialization activities in accordance with Section 8.2.

1.1.79                                      “Lead Regulatory Party” means, with respect to a territory [***], the Party with the main responsibility for carrying out regulatory activities in accordance with Article 7.

1.1.80                                      “Liabilities” has the meaning set forth in Section 18.1.1.

1.1.81                                      “Licensed Product” means any and all products utilizing or incorporating an ADC:

(a)                                 the manufacture, use, sale, offer for sale or import of which would infringe a Valid Patent Claim of any SGI Patent, Joint Patent or Genmab Patent, if not for a Party’s ownership interest or the licenses granted in this Agreement; or

(b)                                 which otherwise utilize, incorporate, derive from, relate to, are made using or are based on Genmab Technology or SGI Technology.

For clarity, “Licensed Product” means an Exclusive Product, Collaboration Product and/or a Unilateral Product (i.e., a Genmab Product or an SGI Product).

1.1.82                                      “[***]” means [***].

1.1.83                                      “Major Market Country” means any of the following:  [***]

1.1.84                                      “[***]” means, collectively, [***], a [***], and its [***].

1.1.85                                      “[***]” has the meaning set forth in Schedule C.

1.1.86                                      “Net Sales” means, as to each Calendar Quarter, the gross invoiced sales prices charged for all Licensed Products sold by or for a Party, including any sale of Licensed Product by a Party for use in a compassionate use or named patient program (the “Selling Party”), its Affiliates and Sublicensees to independent Third Parties during such Calendar Quarter, after deduction (if not already deducted in the amount invoiced) of the following items paid by the Selling Party, its Affiliates and Sublicensees during such Calendar Quarter with respect to sales of Licensed Products, provided and to the extent that such items are incurred or allowed and do not exceed reasonable and customary amounts in the market in which such sales occurred:

(a)                                 trade, quantity and/or cash discounts, other distribution fees, allowances or rebates [***], including [***];

(b)                                 credits or allowances [***] with respect to Licensed Products by reason of rejection, defects, recalls, returns, rebates, retroactive price reductions [***];

(c)                                  any tax, tariff, customs, duty or government charge (including any sales, value added, excise or similar tax or government charge, but excluding any income tax) levied on the sale, transportation or delivery of a Licensed Product [***];

(d)                                 any charges for freight, postage, shipping or transportation, or for insurance, [***]; and

(e)                                  such other deductions in accordance with GAAP.

All of the foregoing deductions from the gross invoiced sales prices of Licensed Products shall be determined in accordance with GAAP and shall be deemed to be a deduction from gross sales in the same period properly recorded as a sales deduction in the Parties’ financial statements.  In the event that the Selling Party, its Affiliates or Sublicensees make any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments shall be reported and reconciled in the next report and payment of any royalties due.

1.1.87                                      “Non-Continuing Party” has the meaning set forth in Section 5.10.

1.1.88                                      “North America” means the United States of America (and its territories and possessions, including the Commonwealth of Puerto Rico), Canada and Mexico.

1.1.89                                      “Opt-In Period” has the meaning set forth in Section 3.1.4.

1.1.90                                      “Opt-In Right” has the meaning set forth in Section 3.1.4.

1.1.91                                      “Opt-In Decision” has the meaning set forth in Section 3.1.4.

1.1.92                                      “Opt-In Notice” has the meaning set forth in Section 3.1.5.

1.1.93                                      “Opt-Out Date” has the meaning set forth in Section 5.10.

1.1.94                                      “Opt-Out Notice” has the meaning set forth in Section 5.10.

1.1.95                                      “Parties” means SGI and Genmab, and “Party” means either of them.

1.1.96                                      “Paying Party” has the meaning set forth in Section 10.6.

1.1.97                                      “Phase I Clinical Trial” means a human clinical trial, the primary objective of which is to determine preliminary safety in healthy individuals or patients.  Such trial may also have secondary objectives such as, but not limited to, pharmacokinetic and preliminary efficacy parameters and may therefore be deemed also a Phase I/II Clinical Trial.

1.1.98                                      “Phase II Clinical Trial” means a controlled dose human clinical trial involving a sufficient number of patients with the disease or condition of interest to obtain sufficient efficacy and safety data of a candidate drug in the targeted patient population to support a Phase III Clinical Trial of a candidate drug for its intended use, and to define the optimal dosing regimen, such as trials referred to in 21 C.F.R.§312.21(b) and foreign equivalents.

1.1.99                                      “Phase III Clinical Trial” means a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest intended to obtain sufficient efficacy and safety data to support Regulatory Approval of a candidate drug whether or not designated as “Phase III”.

1.1.100                               “Phase III-B Study” means a clinical study which provides for product support (i.e., a clinical trial which is not required for receipt of initial Regulatory Approval but which may be useful in providing additional drug profile data or in seeking a label expansion) commenced before receipt of Regulatory Approval for the indication for which such trial is being conducted.

1.1.101                               “Phase IV Study” means a post-marketing study to delineate additional information about a pharmaceutical product’s risks, benefits, and optimal use, commenced after receipt of Regulatory Approval in the indication for which such Regulatory Approval was obtained, including a trial that would satisfy the requirements of 21 CFR 312.85.

1.1.102                               “Preliminary Opt-In Notice” has the meaning set forth in Section 3.1.2.

1.1.103                               “Prior Agreement” means the Research and Collaboration Agreement, effective as of [***], as amended, by and between the Parties.

1.1.104                               “Program Inventions” has the meaning set forth in Section 14.1.1.

1.1.105                               “Program Genmab Patents” has the meaning set forth in Section [***].

1.1.106                               “Program Support Term” has the meaning set forth in Section 4.4.2.

1.1.107                               “Publication” has the meaning set forth in Section 13.5.

1.1.108                               “[***]” means a [***] with an [***], the primary [***] of which is to determine [***] in [***].  Such [***] shall also have [***] such as, but not limited to, establishing [***] and [***].  Furthermore, such trial shall also test for preliminary evidence of [***] of [***], in at least [***] with at least [***], [***] and [***] that is envisaged to enable the [***] as outlined in Genmab Development Plan.  Patients will be treated with at least [***] of [***] or until [***] or [***].  The [***] for the [***] results meeting shall include [***] and [***] after [***] of [***] or [***], whichever is greater.

1.1.109                               “Regulatory Approval” means final regulatory approval in a country [***] required to market a Licensed Product for a disease or condition in accordance with the Applicable Laws of a given country.  In the United States, its territories and possessions, Regulatory Approval means approval of a New Drug Application (“NDA”), Biologics License Application (“BLA”) or an equivalent by the FDA.

1.1.110                               “Requesting Party” has the meaning set forth in Section 11.3.

1.1.111                               “Research Program” means the research program conducted pursuant to the Prior Agreement.

1.1.112                               “Responding Party” has the meaning set forth in Section 11.3.

1.1.113                               “ROW” means all the countries of the world except for those in North America.

1.1.114                               “Royalty Reports” has the meaning set forth in Section 10.6.1.

1.1.115                               “Royalty Term” means

(a)                                 on an Exclusive Product-by-Exclusive Product and country-by-country basis, the period commencing on the First Commercial Sale of the relevant Exclusive Product and ending upon the later to occur of:

(i)                                    the tenth (10th) anniversary of the date of First Commercial Sale of such Exclusive Product in such country; or

(ii)                                the expiration of the last to expire Valid Patent Claim of the SGI Patents that would be infringed by the manufacture, use, sale, offer for sale or import of the Exclusive Product in such country, if not for the licenses granted hereunder; or

(b)                                 on a Genmab Product-by-Genmab Product and country-by-country basis, the period commencing on the First Commercial Sale of the relevant Genmab Product and ending on the later to occur of:

(i)                                    the tenth (10th) anniversary of the date of the First Commercial Sale of such Genmab Product in such country; or

(ii)                                the expiration of the last to expire Valid Patent Claim of the SGI Patents (including Joint Patents) or Genmab ADC Patents that would be infringed by the manufacture, use, sale, offer for sale or import of the Genmab Product in such country, if not for Genmab’s ownership interest or the licenses granted hereunder; or

(c)                                  on an SGI Product-by-SGI Product and country-by-country basis, the period commencing on the First Commercial Sale of the relevant SGI Product and ending on the later to occur of:

(i)                                    the tenth (10th) anniversary of the date of the First Commercial Sale of such SGI Product in such country; or

(ii)                                the expiration of the last to expire Valid Patent Claim of any Genmab Patent (including any Genmab ADC Patents assigned to SGI pursuant to Section 14.2.4 and any Joint Patent) that would be infringed by the manufacture, use, sale, offer for sale or import of the SGI Product in such country if not for the assignment of the Genmab ADC Patents hereunder or the licenses granted hereunder.

1.1.116                               “[***]” means a Party’s [***] specific to a Collaboration Product, including without limitation the [***].

1.1.117                               “Serious Adverse Events” means any Adverse Event occurring at any dose in response to the administration of a Licensed Product that:  (a) results in death or threatens life; (b) results in persistent or significant disability/incapacity; (c) results in or prolongs hospitalization; (d) results in a congenital anomaly or birth defect; or (e) is otherwise medically significant.

1.1.118                               “SGI” has the meaning set forth in the introduction to this Agreement.

1.1.119                               “SGI Know-How” means any and all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and other trade secrets, in each case that are not in the public domain, that relate to or are useful to practice the Drug Conjugation Technology and that have been, or hereafter are, Controlled by SGI.  SGI Know-How shall include Program Inventions assigned to SGI pursuant to Section 14.1.2 to the extent not disclosed or claimed by an SGI Patent.

1.1.120                               “SGI Patents” means:

(a)                                 any patents and patent applications listed in Schedule A to this Agreement to the extent that they claim Drug Conjugation Materials or Drug Conjugation Technology, which shall be amended from time to time to reflect any other patents and patent applications;

(b)                                 any patents and patent applications covering Program Inventions that are assigned to SGI pursuant to Section 14.1.2(b) and SGI’s interest in any Joint Patents pursuant to Section 14.1.2(c);

(c)                                  any future patents issued from any patent applications referred to above and any future patents issued from any continuation, continuation-in part (to the extent Controlled by SGI), or divisional of any of the foregoing patent applications or any patent applications from which the foregoing patents issued, in each case to the extent Controlled by SGI; and

(d)                                 any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, or counterparts of any of the foregoing, in each case to the extent Controlled by SGI.

1.1.121                               “SGI Product” means a Unilateral Product as to which SGI elects to be the Continuing Party in accordance with Section 5.10.

1.1.122                               “SGI Technology” means the Drug Conjugation Materials, Drug Conjugation Technology, SGI Patents and the SGI Know-How.

1.1.123                               “Sublicensee” means any person or entity that is granted a sublicense under (a) the SGI Technology by Genmab or its Affiliates or (b) the Genmab Technology by SGI or its Affiliates in accordance with the terms of this Agreement.

1.1.124                               “Supply Fees” has the meaning set forth in Section 10.1.

1.1.125                               “Team Leader” has the meaning set forth in Section 5.1.

1.1.126                               “Term” has the meaning set forth in Article 17.

1.1.127                               “Territory” means North America and ROW.

1.1.128                               “Tissue Factor” means the antigen having the NCBI Entrez Gene Symbol of F3 and an amino acid sequence corresponding to NCBI RefSeq accession number NP-001984, [***].

1.1.129                               “Third Party” means any person or entity other than Genmab, SGI and their respective Affiliates.

1.1.130                               “Third Party Collaboration Agreement” means any agreement pursuant to which a Third Party is granted rights to commercialize (including to develop and commercialize) one or more Collaboration Products, including development agreements, collaboration agreements, marketing and marketing/distribution agreements, promotion agreements or other similar agreements, in each case in accordance with the provisions of Section 5.11.

1.1.131                               “Unilateral Product” has the meaning set forth in Section 5.10.  For clarity, a Unilateral Product must be within the definition of Licensed Product.

1.1.132                               “Valid Patent Claim” means (a) an unexpired claim of an issued patent (including any extension thereof pursuant to patent term extension or a supplementary protection certification) which has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision (including a decision that was not appealed within the time allotted for an appeal) of a court or other authority in the subject country; or (b) a claim of an application for a patent that has been [***].

1.2                               Certain Rules of Interpretation in this Agreement and the Schedules

1.2.1                                             Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollars).

1.2.2                                             The preamble to this Agreement and the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of this Agreement or of such Articles or Sections.

1.2.3                                             The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits.

1.2.4                                             The words “include” and “including” have the inclusive meaning of the phrases “without limitation” and “but not limited to”.

1.2.5                                             Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day in either of the jurisdictions of the Parties to make such payment or do such act.

1.2.6                                             Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day in the United States of America or Denmark, such payment shall be made or action taken on the next business day following such day to make such payment or do such act.

ARTICLE 2
LICENSES

2.1                               Licenses to Genmab

2.1.1                                             Exclusive Products.  Subject to the terms of this Agreement (including SGI’s Opt-In Right), SGI hereby grants to Genmab an exclusive (even as to SGI), royalty-bearing license under the SGI Technology, with the right to sublicense as permitted in Section 2.2, to develop, have developed, make, have made, import, use, offer for sale, have sold and sell Exclusive Products within the Field in the Territory.  The license for an Exclusive Product shall continue for the Royalty Term of such Exclusive Product, unless SGI exercises its Opt-In Right for such Exclusive Product pursuant to Section 3.1 or it is earlier terminated pursuant to Article 17.

2.1.2                                             Collaboration Products.  Upon the date of an Opt-In Notice and subject to the terms of this Agreement, SGI hereby grants Genmab a worldwide, co-exclusive

(with SGI), royalty-free license, including the right to sublicense (as proposed by the JSC and approved by the written consent of the Parties and in accordance with Section 5.11), under the SGI Technology to (a) perform its obligations hereunder with respect to each Collaboration Product in accordance with the relevant Joint Development Plan, and (b) to develop, have developed, make, have made, import, use, offer for sale, have sold and sell such Collaboration Product within the Field in the Territory in accordance with the relevant Commercialization Plan.  The license for a Collaboration Product shall continue, on a country-by-country basis, for so long as there are Development or Commercialization activities contemplated.

2.1.3                                             Unilateral Products.  As of the Opt-Out Date following an Opt-Out Notice from SGI and subject to the terms of this Agreement, SGI hereby grants to Genmab an exclusive (even as to SGI), royalty-bearing license under the SGI Technology, with the right to sublicense as permitted in Section 2.2, to develop, have developed, make, have made, import, use, offer for sale, have sold and sell Genmab Products (i.e., a Unilateral Product for which Genmab is the Continuing Party) within the Field in the Territory.  The license for a Genmab Product shall continue for the Royalty Term of such Genmab Product, unless it is earlier terminated pursuant to Article 17.

2.2                               Genmab’s Rights to Sublicense

2.2.1                                             For so long as SGI holds an Opt-In Right for an Exclusive Product, Genmab may not grant a sublicense of the license for such Exclusive Product granted to Genmab pursuant to this Agreement to a Third Party without [***].

2.2.2                                             Subject to Section 2.2.1, Genmab shall have the right to grant a sublicense of the license for an Exclusive Product or Genmab Product granted to Genmab pursuant to this Agreement to any Affiliate or other Third Party, subject to the terms and conditions of the BMS Agreement.  Genmab shall not have the right to sublicense the SGI Technology outside the scope of the license granted in Section 2.1.1 or 2.1.3, including no rights to develop further SGI Technology on a stand-alone basis or make or use SGI Technology to create antibody-drug conjugates that include or are based upon any antibodies that bind specifically to an antigen other than Tissue Factor.

2.2.3                                             Genmab agrees to contractually obligate any Sublicensee of an Exclusive Product or a Genmab Product to make all payments due to SGI pursuant to this Agreement, as well as to comply with all terms of this Agreement applicable to Genmab (including the BMS Agreement identified as applicable to Sublicensee).  For the sake of clarification, such payments shall be made to Genmab and not directly to SGI.  Genmab shall also require any such Sublicensee to agree in writing to keep books and records and permit either Genmab or SGI or both to audit the information concerning such books and records in accordance with the terms of this Agreement (and in accordance with the terms of the BMS Agreement as applicable).  If one of the Parties conducts such an audit of the books and records of a Sublicensee without the other Party’s participation, the Party conducting the audit shall upon the other Party’s request share the results of such audit.  In addition, a sublicense to an Affiliate must provide that it will automatically terminate if the relevant Sublicensee ceases to be an Affiliate of Genmab.

2.2.4                                             For sublicenses permitted hereunder granted for a Genmab Product or an Exclusive Product, Genmab shall (a) notify SGI of each sublicense granted (both to Affiliates and Third Parties) hereunder, and (b) provide SGI with the name and address of each Sublicensee (both Affiliates and Third Parties) and a description of the rights granted and the territory covered by each Sublicensee.  Genmab hereby notifies SGI, and SGI hereby acknowledges that as of the Effective Date Genmab has granted sublicenses to its Affiliates, Genmab B.V., the Netherlands, and Genmab, Inc., New Jersey, USA, for the purposes of this Agreement and further that Genmab has entered into an agreement with [***] related to the [***] of [***].

2.3                               Compliance with the BMS Agreement

2.3.1                                             To the extent SGI Technology includes technology sublicensed under the BMS Agreement, Genmab, its Affiliates and Sublicensees shall comply with all obligations, covenants and conditions of the BMS Agreement, and any amendments thereto following written disclosure thereof to Genmab, that apply under the BMS Agreement.  The Parties agree that BMS is a Third Party beneficiary to this Agreement to the extent SGI Technology includes technology sublicensed under the BMS Agreement and limited to those rights and obligations of this Agreement which SGI are obliged to impose on its sublicensees pursuant to the terms of the BMS Agreement.

2.3.2                                             SGI will not enter into any amendment to the BMS Agreement that imposes additional monetary or other obligations on Genmab or materially reduces the scope of the licenses granted to Genmab hereunder without the prior written consent of Genmab.

2.4                               Licenses to SGI

2.4.1                                             Development Support for Exclusive Products.  Subject to the provisions of this Agreement, Genmab hereby grants to SGI, during the Program Support Term, a non-exclusive, royalty-free, sublicenseable license under the Genmab Patents and Genmab Know-How in the Territory, to enable SGI solely to provide the support contemplated by Section 4.4.

2.4.2                                        Collaboration Products.  Upon the date of SGI’s Opt-In Notice and subject to the terms of this Agreement, Genmab shall grant to SGI a worldwide, co-exclusive (with Genmab), royalty-free license, including the right to sublicense (as proposed by the JSC and approved by the written consent of the Parties and in accordance with Section 5.11), under the Genmab Patents and Genmab Know-How to (a) perform its obligations hereunder with respect to each Collaboration Product in accordance with the relevant Joint Development Plan, and (b) to develop, have developed, make, have made, import, use, offer for sale, have sold and sell such Collaboration Product within the Field in the Territory in accordance with the relevant Commercialization Plan.  The license for a Collaboration Product shall continue, on a country-by-country basis, for so long as there are Development or Commercialization activities contemplated.

2.4.3                                             Unilateral Products.  As of the Opt-Out Date following an Opt-Out Notice from Genmab and subject to the terms of this Agreement, Genmab shall grant to SGI an exclusive (even as to Genmab), royalty-bearing license under the Genmab Patents and Genmab Know-How, with the right to sublicense as permitted in Section 2.5, to develop, have developed, make, have made, import, use, offer for sale, have sold and sell SGI Products (i.e., a Unilateral Product for which SGI is the Continuing Party) within the Field in the Territory.  The license for an SGI Product shall continue for the Royalty Term of such SGI Product, unless it is earlier terminated pursuant to Article 17.

2.5                               SGI’s Rights to Sublicense

2.5.1                                             As of the Opt-Out Date following an Opt-Out Notice from Genmab, SGI shall have the right to grant a sublicense of the license for an SGI Product granted to SGI pursuant to this Agreement to any Affiliate or other Third Party, subject to the terms and conditions of the Genmab In-Licenses listed in Schedule C, as may be amended from time to time.  SGI shall not have the right to sublicense the Genmab Patents and Genmab Know-How outside the scope of the license granted in Section 2.4.3.

2.5.2                                             SGI agrees to contractually obligate any Sublicensee to make all payments due to Genmab pursuant to this Agreement, as well as to comply with all terms of this Agreement applicable to SGI (including the Genmab In-Licenses identified as applicable to Sublicensee), for an SGI Product.  For the sake of clarification, such payments shall be made to SGI and not directly to Genmab.  SGI shall also require any such Sublicensee to agree in writing to keep books and records and permit either SGI or Genmab or both to audit the information concerning such books and records in accordance with the terms of this Agreement (and in accordance with the terms of any Genmab In-License as applicable).  If one of the Parties conducts such an audit of the books and records of a Sublicensee without the other Party’s participation, the Party conducting the audit shall upon the other Party’s request share the results of such audit.  In addition, a sublicense to an Affiliate must provide that it will automatically terminate if the relevant Sublicensee ceases to be an Affiliate of SGI.

2.5.3                                             SGI shall for sublicenses permitted hereunder (a) notify Genmab of each sublicense granted hereunder and (b) provide Genmab with [***].

2.6                               Compliance with the Genmab In-Licenses

2.6.1                                             SGI, its Affiliates and Sublicensees shall comply with all obligations, covenants and conditions of the Genmab In-Licenses listed in Schedule C, as amended from time to time by Genmab following written disclosure thereof to SGI.  The Parties agree that [***] and [***] are [***] to this [***] as the [***] are [***] to an [***] (as defined in the [***]).

2.6.2                                             Genmab will not enter into any amendment to a Genmab In-License that imposes additional monetary or other obligations on SGI or materially reduces the scope of the licenses granted to SGI hereunder without the prior written consent of SGI.

ARTICLE 3
OPT-IN TO CO-DEVELOPMENT AND CO-COMMERCIALIZATION

3.1                               Opt-In

3.1.1                                             As soon as reasonably practicable after the database lock of the first [***] of each Exclusive Product, Genmab will begin providing SGI with all material information necessary or useful in making an Opt-In Decision as further specified in this Section 3.1

3.1.2                                             [***] shall invite [***] to [***] meeting to be held within [***].  At this meeting [***] will present (a) all relevant [***] to be included in the [***], (b) a package summarizing the [***] conducted on such Exclusive Product (including providing [***] with [***] to the [***]), (c) a [***] and related [***] for such Exclusive Product (assuming for the purpose that it is a [***]) and a [***] for [***] in the [***] and [***] (i.e., the [***]), (d) a written report on the [***] for such [***], including the [***] with a form and content as decided by [***], but no less detailed than the [***] that [***] has prepared for its internal use and (e) information relating to [***] within the [***] of [***] and [***] to [***], any [***] listing [***] within the [***] of [***] and [***] to [***], and copies of [***] to and from the [***] for the [***].  SGI shall provide [***] with [***] stating its preliminary decision as to whether it wishes to opt-in (“Preliminary Opt-In Notice”) within [***] days [***] the [***], as such deadline may be extended in accordance with this Section 3.1.2.  SGI may identify further information it [***] is [***] to be provided by Genmab.  The [***] shall [***] this [***] until [***] is [***], however, in no event should this [***] (including the provision of a [***]) extend beyond [***] days after the [***] of the [***].

3.1.3                                             If SGI does not provide a Preliminary Opt-In Notice by the deadline (the extended deadline in Section 3.1.2 shall apply if [***] has identified further information and not yet received such information), Genmab shall then be entitled to proceed with the development of such Exclusive Product, however, SGI shall still be entitled to opt-in pursuant to Section 3.1.5.  If SGI subsequently provides an Opt-In Notice with respect to such Exclusive Product within the timeframe set forth in Section 3.1.5, then the [***] to [***] the [***] incurred by [***] in the [***] after the [***] of the [***] and until the [***] as if they had been [***].  If SGI provides a Preliminary Opt-In Notice by the deadline (the extended deadline in Section 3.1.2 shall apply if SGI has identified further information and not yet received such information), the Parties shall then proceed with the Development of such Collaboration Product in accordance with the Joint Development Plan and related Joint Budget and all parts of this Agreement pertaining to Collaboration Products shall apply subject to a final [***]; provided that [***] shall not be [***] to [***] for its [***] of the [***] incurred in the [***] in the event that subsequently it does not provide an [***].  If [***] after having provided a [***] does not provide an [***] with respect to such [***] within the [***] set forth in Section 3.1.5, the [***] acknowledge that such a [***] shall not be deemed an [***], but that the [***] in question shall go back to being [***] an [***].

3.1.4                                             Genmab shall provide SGI with the [***], including the [***], [***], [***], [***] and [***] of [***] of the relevant Exclusive Product within [***] days after [***].  Simultaneously with [***] submission of the [***], [***] shall notify SGI of any [***] or [***] with any [***] that relates to the Exclusive Product (other than a [***]) and shall to the extent possible provide [***] with a copy of any such agreement, provided, that, [***] may [***] from such agreement(s) any terms that are [***], so long as the [***], including, without limitation, [***] relating to [***] by [***], scope of [***] and [***] terms, remain [***].  [***] shall make available suitably [***] to answer questions relating to any of the matters disclosed pursuant to this Section 3.1 prior to and during the [***].

3.1.5                                             SGI shall have until [***] days after receipt of the [***] (the “Opt-In Period”) to determine whether SGI will elect to opt-in (the “Opt-In Right”) to co-fund the development and commercialization of the Exclusive Product (the “Opt-In Decision”).

3.1.6                                             If SGI exercises its Opt-In Right for an Exclusive Product, SGI shall provide written notice to Genmab of its Opt-In Decision prior to the expiration of the Opt-In Period for such Exclusive Product (the “Opt-In Notice”).  Effective as of the date of such Opt-In Notice, (a) the Exclusive Product will be deemed to be a Collaboration Product, (b) Genmab’s license for the relevant Exclusive Product set forth in Section 2.1.1 will terminate and SGI will grant Genmab a co-exclusive license with respect to the Collaboration Product on the terms set forth in Section 2.1.2, (c) Genmab will grant SGI a co-exclusive license with respect to such Collaboration Product on the terms set forth in Section 2.4.2, and (d) the Parties will [***] all Joint Development Costs, Commercialization Expenses and Collaboration Product Profit for such Collaboration Product, subject to the applicable terms of this Agreement and oversight of the JSC.

3.1.7                                             If [***] does not provide [***] with an [***] with respect to an Exclusive Product during the relevant [***], then [***] shall have [***] to [***] with respect to such Exclusive Product and [***] shall [***] the [***] to [***] such Exclusive Product on its own granted pursuant to Section 2.1.1 and shall be obligated to pay [***] the [***], [***] and [***] set forth in Article 10.

3.1.8                                             [***] agrees that the [***] disclosed pursuant to Section 3.1 shall be Confidential Information of [***] and to use such information solely for the purpose of making the [***].  SGI shall return all information disclosed pursuant to Section 3.1 to Genmab (and shall not keep any copies of such information) not later than [***] days after the [***] of the [***] unless [***] exercised its [***].

3.2                               Joint Steering Committee.  The activities of the Parties with respect to Development and Commercialization of all Collaboration Products shall be overseen by a JSC as set forth in this Section 3.2.

3.2.1                                             Establishment of JSC.  Promptly, but in no event later than [***], following the Opt-In Notice, the Parties will establish a joint steering committee (“Joint Steering Committee” or “JSC”), which will have overall responsibility for overseeing the Development and Commercialization undertaken pursuant to this Agreement for any and all Collaboration Products during the Term.  The JSC will be composed of [***] representatives from each Party.  Either Party may change its representatives to the JSC upon prior written notice to the other Party in accordance with this Agreement.  It is anticipated that the membership of the JSC may change over time in accordance with the development stage of the Collaboration Product(s).  Each Party shall ensure that the representatives named by such Party for membership on the JSC have the requisite seniority level and expertise to oversee the activities of the collaboration during the Term.  A chairman of the JSC shall be appointed for a one (1) year term.  The chairmanship of the JSC shall alternate annually between Genmab and SGI, [***].

3.2.2                                             Responsibilities.  The JSC shall perform the following functions:

(a)                                 Review and approve strategies for the Development of Collaboration Product(s), and provide direction to the Joint Development Team as provided herein.

(b)                                 Review and approve amendments to the Joint Development Plan and Joint Budget, including in respect of further Development of the Collaboration Product(s) such as for any new indication or formulation.

(c)                                  Review and approve the regulatory strategies for each Collaboration Product in the Territory, including design of the pivotal studies that are intended to support Regulatory Approval in such territories and ensuring that such strategies are compatible.

(d)                                 Review and discuss the goals and strategy for the manufacture of each Collaboration Product.

(e)                                  Approve protocols for, and prioritization of, clinical trials and indications for each Collaboration Product.

(f)                                   Review and approve the goals and strategy for the Commercialization of each Collaboration Product, including prepare and approve an initial Commercialization Plan for each Collaboration Product.

(g)                                 Oversee the Parties’ activities with respect to Program Genmab Patents, Joint Patents, Genmab ADC Patents, Genmab ADC Know-How and Collaboration Product Trademarks.

(h)                                 Establish subcommittees, as deemed necessary, and oversee such subcommittees, including the Joint Development Team.  For example, the Parties anticipate that the JSC shall form a joint commercialization team in accordance with Section 8.4.

(i)                                    Serve as the first forum for the settlement of disputes or disagreements that are unresolved by the Joint Development Team and any other subcommittee.

(j)                                    Establish and implement out-licensing strategies to Third Parties as applicable.

(k)                                 Approve the Collaboration Accounting Policies.

(l)                                    Approve strategy for assigning sponsorship of clinical studies and related regulatory filings from one Party to the other Party or a Third Party.

(m)                             Approve strategy for winding down activities for Dormant Product(s).  Any costs related thereto shall be considered Joint Development Costs and/or Commercialization Expenses.

(n)                                 Perform such other functions as are specifically designated to the JSC in this Agreement or otherwise as agreed upon by the Parties.

3.2.3                                             Meetings.  The JSC shall meet [***] on such dates and at such times as agreed to by SGI and Genmab, with all scheduled meetings to alternate between [***] and [***], or at such other locations as determined by the JSC.  If one Party requests the JSC to convene, then such meeting must be held within [***] of such request.  Upon the determination of the JSC, any such meeting may be conducted by conference telephone or videoconference; provided, however, [***].  Meetings shall be effective only if at least [***] representatives of each Party are in attendance or participating in the meeting.  Each Party may permit non-voting observers to attend meetings of the JSC as the JSC determines.  [***] shall be responsible for [***] in connection with the meetings of the JSC.  The then current Party in the chair of the JSC shall appoint its Alliance Manager to attend the meeting and record the minutes of the meeting in writing.  Such minutes shall be circulated to the other Party’s Alliance Manager no later than [***] following the meeting for review, comment and approval of the other Party.  If no comments are received within [***] of the receipt of the minutes by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party.  Furthermore, if the Parties are unable to reach agreement on the minutes within [***] of the applicable meeting, the sections of the minutes which have been agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree.

3.2.4                                             Decisions; Actions Without Meeting.  Any approval, determination or other action of the JSC shall [***] of the JSC, with each Party’s representatives [***].  Action that may be taken at a meeting of the JSC also may be taken without a meeting if a written consent setting forth the action so taken is agreed in writing by all representatives to the JSC.

3.2.5                                             Authority.  It shall be conclusively presumed that each voting member of the JSC has the authority and approval of such member’s respective senior management in casting the vote described in Section 3.2.4 on matters as described in this Article 3.  Notwithstanding the creation of the JSC, each Party to this Agreement shall retain the rights, powers and discretion granted to it hereunder, and the JSC shall not be delegated or vested with any such rights, powers or discretion unless such delegation or vesting is expressly provided for herein.  The JSC shall not have power to amend or modify this Agreement, to change the time any payment is due from one Party to another, or to impose additional economic burdens on either Party beyond those specifically contemplated by this Agreement without the prior written consent of the Party on which such burden is imposed.

3.2.6                                             Subcommittees.  The JSC may, from time to time, establish subcommittees not already dealt with pursuant to this Agreement.  The JSC shall determine the charter, composition and other provisions relating to any such subcommittee in its discretion.

3.2.7                                             Disputes; Final Decision Making Authority.  Any disputes or disagreements arising in the JSC that are unable to be resolved within [***] after the matter is first referred to the JSC shall be referred to the [***] of each Party for the current dispute for resolution.  If the [***] are unable to resolve a matter within [***] after the matter is first referred to them, then the final decision on such matters shall be made [***] in accordance with Sections 23.3.1 to 23.3.3.

3.2.8                                             Dissolution.  The JSC shall continue to operate after the end of the Collaboration Program to the extent needed in order to deal with any of the issues listed in Section 3.2.2.  Following the end of the Collaboration Program, the JSC shall however not be obliged to convene at the times set forth in Section 3.2.3, but merely when needed in order to address the issues at hand.  Once the JSC [***] that its responsibilities have been exhausted, then the JSC may dissolve itself.

3.3                               Alliance Manager.  No later than [***] calendar days following the Effective Date, each Party shall nominate one (1) representative to act as a central contact for that Party (“Alliance Manager”), to whom any relevant queries and comments can be addressed by the other Party and who will ensure that such queries and comments are further directed within his organization appropriately and promptly to ensure efficient communication and cooperation between the Parties.  Either Party may replace its Alliance Manager at any time upon written notice to the other Party.  In addition to the responsibilities of the Alliance Manager for Development and Commercialization of Collaboration Products as described in this Article 3, during the period from the Effective Date and until the end of the Opt-In Period the Alliance Managers shall coordinate regular meetings of cross-functional working groups from each Party, for the purpose of facilitating consultation by SGI on Genmab’s development of Licensed Products.  Each Party shall bear its own costs associated with such coordination and participation in such regular meetings.

3.4                               Exclusivity

3.4.1                                             Except as expressly set forth in this Agreement, the [***] and their Affiliates shall work [***] with each other to develop and commercialize Exclusive Products (for which the [***] has not yet expired) and Collaboration Products solely in accordance with the terms of this Agreement.  Each Party [***] to [***] or with Affiliates or Third Parties to [***], [***], and [***] any [***] that is not a Competing Product.

3.4.2                                             Except as expressly set forth in Section 3.4.3, neither Party nor any of their respective Affiliates shall, [***] or [***], (a) [***], [***] or otherwise [***] to any Competing Program or (b) [***] any Competing Product.

3.4.3                                             If either Party wishes, whether directly or indirectly, to (a) [***] or otherwise [***] to any Competing Program or (b) [***] any Competing Product, such Party shall notify the other Party in writing [***] describing the proposed Competing Program and/or Competing Product, and the Parties shall consider in good faith whether or not to [***] to [***] under which the Parties would [***] on the Competing Program or [***] the Competing Product.

3.4.4                                             In the period either prior to [***] first [***] or after any relevant [***], [***] may use [***] to [***], including [***], in studies designed to [***], [***], [***], or [***] an [***] with a [***] other than [***], provided that such studies are [***] in nature.  At any other time during the Term, neither Party [***] [***] to [***] in such studies [***] the [***] of the other Party, such [***] not to be [***].  The Parties agree that any ongoing activities initiated prior to [***] may be finalized according to the contemplated plan.

3.4.5                                             Notwithstanding anything to the contrary in this Agreement, Genmab shall be [***] to [***] and [***], [***] or with a [***], a [***] (i.e. an [***] to a [***]) with specificity against [***] for [***] purposes. [***] shall ensure that any [***] with Third Parties pertaining to the [***], [***] or [***] of such products contain provisions [***] the Parties to use such products to support the [***] and [***] of Licensed Products, if appropriate.  At any time during the Term, [***] shall be permitted to use a [***] (i.e. an [***] to a [***]) with [***] for [***].  Following an [***] by [***] or if [***] does not exercise its [***] for the first Exclusive Product, [***] shall be permitted to [***], alone or with [***], a [***] (i.e. [***]) with [***] for any purpose.  Following an [***] by [***] or if [***] does not exercise its [***] for the first Exclusive Product, [***] shall, [***] or with a [***], be permitted to [***] such [***] (i.e.  an [***]) with [***] for any purpose after the [***] anniversary of the date of [***] in a Major Market Country of an Exclusive Product or Genmab Product.

ARTICLE 4
DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURING
OF EXCLUSIVE PRODUCTS

4.1                               Diligence.  Genmab shall use Commercially Reasonable Efforts to develop, commercialize and market one or more Exclusive Products.  Without limiting the foregoing, Genmab shall, as commercially prudent, (a) conduct [***], (b) diligently obtain any necessary approvals to market such Licensed Products [***], and (c) market such Exclusive Products [***].  Genmab shall comply with all Applicable Laws (including GLPs, GCPs and GMPs) in the development and commercialization of such Exclusive Products, and shall cause its Affiliates and Sublicensees to do the same.

4.2                               Funding and Progress Reports.  Except as expressly set forth herein, as between SGI and Genmab, Genmab shall be solely responsible for funding all costs of the research, development and commercialization of all Exclusive Products.  Genmab shall keep SGI informed in a timely manner as to the progress of the development of each Exclusive Product.  Beginning on January 30, 2012, and [***] thereafter within [***] days following the end of each [***], Genmab shall provide SGI with a written report summarizing Genmab’s significant activities performed and planned related to research and development of each Exclusive Product and status of clinical trials and applications for Regulatory Approval necessary for marketing the Exclusive Product, including anticipated milestones under Section 10.5.1.  Such reports shall be deemed Genmab’s Confidential Information for the purposes of Article 13.

4.3                               Manufacturing.  Except as otherwise expressly set forth in this Agreement, Genmab shall be responsible for all manufacturing and supply of Exclusive Products.  Notwithstanding the foregoing, SGI shall upon request by Genmab provide documents or other information that SGI has created or possesses (or which are in the possession of a potential Third

Party manufacturer contracted by SGI) that is necessary to support Genmab’s (or any of its Affiliates’, subcontractors’ or Sublicensees’) manufacturing or testing of Drug Conjugation Materials or Exclusive Products or to support Genmab in establishing and/or procuring Third Party arrangements for obtaining clinical and/or commercial supplies of Exclusive Products.  Genmab shall [***] SGI for [***].  In the event Genmab requests SGI to provide any assistance beyond the limited activities described above or to supply any materials directly to Genmab, the Parties shall negotiate in good faith a separate agreement governing the terms of any such assistance or supply by SGI, including relevant prices and other such terms as may be appropriate and customary in agreements for providing such assistance or for supplying similar products at similar volumes.

4.4                               SGI Development Support and Regulatory Assistance

4.4.1                                             General Support and Assistance.  During the period from the Effective Date and until the end of the Opt-In Period, SGI shall use its Reasonable Commercial Efforts to provide full and timely assistance with the matters set forth in Schedule D, which are anticipated by the Parties to be the services needed by Genmab to ensure a timely and value-optimizing process of the development of the Exclusive Product up and until the expiry of the Opt-In Period.

4.4.2                                             Delivery of Drug Conjugation Materials.  For a period of [***] after the Effective Date (the “Program Support Term”), SGI will (a) at Genmab’s request and expense, deliver Drug Conjugation Materials and other relevant information and SGI Know-How to Genmab or to a subcontractor of Genmab at mutually agreed upon times and in mutually agreed upon quantities to enable Genmab or its subcontractor to attach such materials to Antibodies to create ADCs; and (b) at Genmab’s request, provide Genmab with the chemical structures for the Drug Conjugation Materials provided to Genmab to enable Genmab (or any of its Affiliates, subcontractors or Sublicensees) to manufacture Drug Conjugation Materials itself In manufacturing and supplying Genmab with the Drug Conjugation Materials, SGI shall comply with all Applicable Laws of the jurisdiction in which manufacturing is performed (including GLPs, GCPs and GMPs, as appropriate) as well as adhere to SGI’s standard technical specifications and shall cause its Affiliates and subcontractors to do the same in order to ensure the quality of the materials delivered.  All Drug Conjugation Materials and other information provided by SGI to Genmab hereunder will be deemed Confidential Information of SGI pursuant to Article 13.

4.4.3                                             SGI Preparation of ADCs.  At the request and expense of Genmab during the Program Support Term, SGI will prepare mutually agreed upon quantities of ADCs containing Drug Conjugation Materials using Antibodies supplied by Genmab to SGI, and shall deliver the resulting ADCs to Genmab.

4.4.4                                             Payment.  Genmab shall pay SGI the amounts set forth in Section 10.1 for any assistance provided by SGI pursuant to this Section 4.4.

4.4.5                                             Disclosure of Drug Conjugation Technology.  During the Program Support Term, SGI shall (a) disclose to Genmab such SGI Know-How as is required and is reasonably useful to enable Genmab to use the Drug Conjugation Materials and Drug

Conjugation Technology to practice the license for an Exclusive Product on the terms, and subject to the conditions, of this Agreement and (b) upon Genmab’s reasonable request and with adequate notice to SGI, make available to Genmab at SGI’s facilities, SGI’s personnel to provide a reasonable amount of technical assistance and training to Genmab’s personnel.  Genmab shall [***] to SGI for [***].

4.4.6                                             SGI Regulatory and other Assistance.  Genmab shall be solely responsible for, and shall solely own, all applications for Regulatory Approval with respect to each Exclusive Product.  Should Genmab desire to file an IND or an application for Regulatory Approval, or equivalents of the foregoing, for an Exclusive Product, SGI agrees to provide at Genmab’s request, any and all technical information SGI has created or possesses that is reasonably required by Genmab, including information relating to the chemical structure of the cytotoxic compound, linker and chemistry used to create the Exclusive Product, as well as documents related specifically to Drug Conjugation Technology that are necessary to compile the Chemistry Manufacturing and Controls section of an application for Regulatory Approval and any other relevant information SGI has created or possesses as the Parties may mutually agree.  If SGI has a Drug Master File (DMF) with the FDA or equivalent that contains information useful to support an IND or application for Regulatory Approval, SGI shall so notify Genmab and allow Genmab the right of reference to the contents of such DMF.  SGI shall have no obligation to provide any information contained in the DMF and may require the applicable Regulatory Authority to maintain such information as confidential.  Prior to Genmab’s Initiation of the [***], SGI agrees to share with Genmab useful preclinical, clinical, CMC and regulatory experience and intelligence, that SGI is at liberty to share.  The sharing of such information can be by exchange of documents and/or through telephone or personal meetings.  Genmab shall [***] SGI for [***].  In the event SGI agrees to provide regulatory assistance beyond the limited activities described above, the Parties shall negotiate in good faith a separate agreement governing the terms of any such regulatory assistance by SGI, including terms as may be appropriate and customary in agreements for similar types of regulatory assistance.

4.5                               Adverse Events.  Notwithstanding that Genmab shall be solely responsible for the clinical development and commercialization of each Exclusive Product, Section 7.5 shall apply to the reporting of Adverse Events and Serious Adverse Events relating to Exclusive Products.

ARTICLE 5
CO-DEVELOPMENT OF COLLABORATION PRODUCTS

5.1                               Establishment of Joint Development Team.  As soon as practicable, but in no event later than [***] days, after the Opt-In Notice the Parties shall establish a joint development team (“Joint Development Team” or “JDT”), to coordinate and implement all activities in the Joint Development Plan within the Joint Budget.  One representative from each Party shall be designated as that Party’s team leader (the “Team Leader”) to act as primary JDT contact for that Party.  The JDT shall consist of [***] representatives of each Party as are reasonably necessary to accomplish the goals of the JDT hereunder and each such representative may send a designate in his or her place as appropriate for a particular meeting.  Either Party may replace any or all of its representatives at any time upon written notice to the other Party.

5.1.1                                             Responsibilities of the Joint Development Team.  The JDT shall be responsible for:

(a)                                 Preparing for approval by the JSC and thereafter implementing the annual updates to the Joint Development Plan and Joint Budget.

(b)                                 Developing an overall strategy for the Development of the Collaboration Product(s) for review and approval by the JSC.

(c)                                  Formulating any amendments to the Joint Development Plan (including allocation of Development activities between the Parties) and the Joint Budget for review and approval by the JSC.

(d)                                 Making recommendations to the JSC for further Development of the Collaboration Product(s), including Development for new indications that are not in the then current Joint Development Plan.

(e)                                  Making forecasts of clinical supplies requirements for Development of the Collaboration Product and reviewing the supply of Collaboration Product.

(f)                                   Developing a strategy for approval by the JSC for assignment of sponsorship of clinical studies and related regulatory filings from one Party to the other Party or to a Third Party following an Opt-In Notice, Opt-Out Notice or otherwise in each country where clinical studies may be planned.  Such strategy to include a policies and guidelines designed to enable an assignment, including in terms of agreements (such as but not limited to agreements with clinical research organizations, clinical trial agreements, pharmacy agreements), insurance and regulatory documents, prior to initiation of such clinical studies.  In addition, developing a similar strategy for approval by the JSC for winding down activities for Dormant Products.

(g)                                 Exchanging information regarding the conduct of ongoing Clinical Trials and the Development of the Collaboration Product(s) and the exercise and meeting of the Parties’ respective rights and obligations under the Joint Development Plan and this Agreement.

(h)                                 Providing status updates to the JSC regarding Development activities.

(i)                                    Overseeing and monitoring the selection of any contract manufacturers and negotiation of agreements with same.

(j)                                    Functioning as a forum under which SGI and Genmab would exchange information to enable the Parties to manage the day-to-day aspects of the manufacturing and supply chain for the Collaboration Product, defending pre-approval inspections and establishing production capability at either contract manufacturers’ or the Parties’ sites.

(k)                                 Discussing and facilitating technology transfer to establish process at contract manufacturers’ sites, if necessary.

(l)                                    Discussing and facilitating pre-approval inspection readiness of the manufacturing sites and ensuring adequate support of the inspections.

(m)                             Discussing process improvements and the associated CMC regulatory strategy including new formulations and process optimization.

(n)                                 Liaising with the JSC regarding manufacturing.

(o)                                 Performing such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

The JDT may designate sub-teams as appropriate to facilitate coordination and cooperation in key areas.

5.1.2                                             Procedures.  For a one-year period beginning on the Opt-In Date, the Team Leader of [***] shall serve as the chairperson of the JDT.  For each subsequent one-year period, the Team Leaders shall alternate as the chairperson of the JDT.  The Parties shall meet not less than [***] on such dates and at such times as agreed to by the members of the JDT. The agenda for all JDT meetings must be established by mutual consent and the Party in the then current chair shall send notice of such meetings, including the agenda therefore, to all JDT members; provided, however, that either Party may request that specific items be included in the agenda and may request that additional meetings be scheduled as needed.  Meetings may be held telephonically or by video conference, [***].  [***] will [***] associated with holding and attending JDT meetings.  A quorum of at least half the JDT members appointed by each Party shall be present at or shall otherwise participate in each JDT meeting.  The Party hosting the meeting (or arranging the conference or video call) shall appoint one (1) person (who need not be a member of the JDT) to record the minutes of the meeting in writing.  Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and approval.  If no comments are received within [***] of the receipt of the minutes by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party.  If the Parties are unable to reach agreement on the minutes within [***] of the applicable meeting, the sections of the minutes which have been agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree.

5.1.3                                             The JDT will [***], with [***].  In the event that the JDT members do not [***] with respect to a [***] that is [***] of the JDT as [***], but not [***] after they have met and [***], such matter shall be referred to the JSC for resolution.

5.1.4                                             The JDT will cease operations and have no further function hereunder on the date on which the Parties are no longer jointly Developing any Collaboration Product.

5.2                               Annual Updates to the Joint Development Plan.  On [***], or more frequently as necessary and agreed by the Parties, commencing no later than [***] after the date of an Opt-In Notice for an Exclusive Product (thereafter, a Collaboration Product), and in the subsequent calendar years not later than [***] (in order for the Parties to prepare their respective budgets for the coming [***]), the JDT shall review the Joint Development Plan and the related Joint Budget in order to make annual updates to the Joint Development Plan and Joint Budget for the then current calendar year, if any, plus the following [***] both to be approved by the JSC.  In the event that the JDT cannot agree on an annual update to the Joint Development Plan and Joint Budget, or the JSC does not approve an amendment as proposed by the JDT, then the most recent version of the Joint Development Plan and Joint Budget will be deemed the Joint Development Plan and Joint Budget for the period, until the Parties are able to reach an agreement on any update to the Joint Development Plan and Joint Budget.

5.2.1                                             Content of Joint Development Plan.  Each update of the Joint Development Plan for each Collaboration Product shall contain the specific Development objectives to be achieved during the first applicable calendar year and a less detailed description of objectives to be achieved in the second applicable calendar year, the specific activities to be performed by each of the Parties in connection with the Development of the Collaboration Product, the timelines for performing such activities and a detailed budget for performing such activities scheduled for the first applicable calendar year and a less detailed (i.e., “directional”) budget for performing such activities scheduled for the second applicable calendar year.  Each Joint Development Plan for each Collaboration Product shall be consistent with the other terms and conditions of this Agreement.  For purposes of clarity the allocation of regulatory activities relating to the Development of a Collaboration Product shall be governed by Article 7.

5.3                               Development Activities.  Each Party shall use Commercially Reasonable Efforts to perform its obligations with respect to the Development of each Collaboration Product in accordance with the latest Joint Development Plan and Joint Budget and all such activities shall be conducted in accordance with all Applicable Laws, including as applicable, GCPs, GLPs and GMPs.  As part of such efforts, each Party shall commit the personnel and facilities necessary to carry out its obligations under the latest Joint Development Plan.  Neither SGI nor Genmab shall be required to undertake any activity relating to the Development of a Collaboration Product that it believes, in good faith, may violate any Applicable Law.  The Parties acknowledge and agree that neither Party guarantees the success of the Development tasks undertaken hereunder.

5.4                               Joint Development Costs

5.4.1                                             Unless otherwise provided in this Agreement, the Parties will share equally all Joint Development Costs for all Collaboration Products (which have been set forth in the Joint Development Plan and Joint Budget) with respect to the Development activities hereunder in accordance with the provisions of Article 11.  The JDT shall review on a quarterly basis the Joint Development Costs against the Joint Budget for such expenses in the applicable calendar year.  If in the course of such quarterly review the JDT determines that the actual amounts incurred for Joint Development Costs are likely to be higher than budgeted, the JDT shall refer such estimated overrun to the JSC for review and approval and the JSC shall then review the reasons for such potential overrun and determine whether such overrun is appropriate.  The JSC may, if appropriate, amend the Joint Development Plan for a Collaboration Product to permit such overrun or to reduce such activities such that no overrun is expected.  If any costs for the Development activities result in a budget overrun of the applicable and approved annual Joint Budget in excess of [***], the JSC shall have the discretion to review such costs and designate them as Joint Development Costs.  Where the JSC does not so designate excess Joint Development Costs, any such unapproved excess Joint Development Costs shall be borne by the Party incurring them.  However, if the budget overrun is due to a delay or an advance in timing as to the planned activities, which activities are in accordance with the Joint Development Plan, then such excess Joint Development Costs shall be shared equally by the Parties regardless of which Party has incurred such costs.

5.4.2                                             The Parties agree that the mutual annual rate per FTE of either Party who performs development, consultation or support work for Collaboration Products as set forth in the then current Joint Development Plan and to be used when calculating the Joint Development Costs is [***].  Commencing upon the first (1st) anniversary of the Effective Date and upon every anniversary thereafter, the fee will be adjusted in accordance with the [***].

5.5                               Financial Representatives

5.5.1                                             Promptly, but in no event later than [***] days following the Opt-In Notice, each Party will appoint a representative (a “Financial Representative”) with expertise in the areas of accounting, cost allocation, budgeting and financial reporting.  Such Financial Representatives shall work under the direction of the JSC and provide services to and consult with the JDT, in order to address the financial, budgetary and accounting issues which arise in connection with the Joint Development Plan.

5.5.2                                             Each Financial Representative may be replaced at any time by the represented Party by providing written notice thereof to the other Party.  The Financial Representatives will meet at least [***] or as they or the JSC may agree.  The Financial Representatives shall agree upon the timing and agenda for all regular meetings.  The location of regularly scheduled meetings shall alternate between the offices of the Parties, unless otherwise agreed.  The first meeting shall be held at [***] offices.  Meetings may be held telephonically or by video conference.  One of the Financial Representatives shall record (or cause to have recorded) the minutes of the meeting in writing.  Such minutes shall be circulated to the other Financial Representative promptly following the meeting for review, comment and approval.  If no comments are received within [***] days of the minutes’ receipt by the other Financial Representative, unless otherwise agreed, they shall be deemed to be approved by such Financial Representative.  Following their approval, the minutes shall be provided to each Party’s Team Leader.

5.5.3                                             Collaboration Accounting Policies.  Promptly, but in no event later than [***] after the appointment of the Financial Representatives, the Financial Representative shall prepare the Collaboration Accounting Policies based on the principles as outlined in this Agreement for approval by the JSC.  Any subsequent changes or deviations to the Collaboration Accounting Policies must be approved by the JSC.

5.6                               Development Records.  All work conducted by either Party in connection with the Development of a Collaboration Product under this Article 5 shall be completely and accurately recorded in sufficient detail and in good scientific manner.  On reasonable notice, and at reasonable intervals, each Party shall have the right to inspect and copy all such records of the other Party reflecting Development done hereunder to the extent reasonably required to carry out its obligations and to exercise its rights hereunder.  All such records shall be jointly owned by the Parties.

5.7                               Audit

5.7.1                                             Joint Development Cost Records.  For so long as any Development activities are conducted hereunder and for a period of [***] years thereafter, each Party shall keep and maintain, and shall require its Affiliates to keep and maintain, accurate and complete cost records of activities performed by each such Party (including Joint Development Costs incurred and FTEs utilized) in connection with its Development activities hereunder.  Not more than once per calendar year, each Party shall have the right to engage an independent certified public accounting firm of internationally recognized standing and reasonably acceptable to the other Party, which shall have the right to examine in confidence the relevant books, records or other relevant reports, of such other Party and its respective Affiliates as may be reasonably necessary to determine and/or verify the accuracy of the reports submitted to the JSC in connection with the performance of a Party’s Development obligations hereunder.

5.7.2                                             Procedure.  Such examination shall be conducted, and each Party shall make its records available, during normal business hours, after at least [***] days prior written notice shall have been provided by the other Party, as applicable, and shall take place at the facility(ies) where such records are maintained.  Each such examination shall be limited to pertinent books, records and reports for any year ending not more than [***] months prior to the date of request; provided, that, no Party shall be permitted to audit the same period of time [***].  Before permitting such independent accounting firm to have access to such books and records, the non-requesting Party may require such independent accounting firm and its personnel involved in such audit to sign a confidentiality agreement (in form and substance reasonably acceptable to such Party) as to any confidential information which is to be provided to such accounting firm or to which such accounting firm will have access while conducting the audit under this paragraph.  The accounting firm shall provide both SGI and Genmab with a written report stating whether the reports submitted by SGI or Genmab, as applicable, are correct or incorrect and the specific details concerning any discrepancies.  Such accounting firm may not reveal to the other Party any information learned in the course of such audit other than the amount of any such discrepancies.  Each Party agrees that all such information shall be Confidential Information of the other Party and further agrees to hold in strict confidence all information disclosed to it in accordance with Article 13.

5.7.3                                             Cost of Audit.  The Party initiating such audit shall bear the full cost of such audit unless such audit discloses that the actual expenses incurred in the conduct of a Party’s obligations under a Joint Development Plan, as applicable, are lower than that reported by such Party by [***] percent ([***]%) or more, in which case the other Party shall reimburse the initiating Party for all costs incurred by the initiating Party in connection with such audit up to a maximum amount of $[***].  Furthermore, the amount in excess of the actual expenses shall be deducted from the Joint Development Costs reported by that Party and reconciled between the Parties.

5.8                               Liability.  In connection with conduct of the Development activities hereunder, each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent acts or omissions of that Party or its Affiliates, and their respective directors, officers, employees and agents.

5.9                               Use of Approved Subcontractors.  Either Party may perform some or all of its obligations under the Joint Development Plan for a Collaboration Product through one or more Approved Subcontractors; provided, that (a) none of the rights of the other Party hereunder are diminished or are otherwise adversely affected as a result of such subcontracting and (b) the Approved Subcontractor undertakes in writing all obligations of confidentiality and non-use regarding both Party’s Confidential Information which are substantially the same as those undertaken by the Parties hereunder.  In the event that a Party performs one or more of its obligations under the Joint Development Plan for a Collaboration Product through any such Approved Subcontractor, then such Party shall at all times be responsible for the performance by such Approved Subcontractor of such Party’s obligations hereunder.

5.10                        Right to Opt-Out of Co-Development and Co-Commercialization

5.10.1                                      Either Party shall have the right to terminate its co-funding obligation (the “Non-Continuing Party”) for one or more Collaboration Products by providing irrevocable, written notice to the other Party (the “Continuing Party”) of such election to terminate (the “Opt-Out Notice”).  The effective date of such notice (the “Opt-Out Date”) shall be the date [***] days after the date of the Opt-Out Notice.

5.10.2                                      Within [***] days after receipt of an Opt-Out Notice for a Collaboration Product, the Continuing Party shall notify the Non-Continuing Party in writing whether or not it elects to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of such Collaboration Product.

5.10.3                                      If the Continuing Party elects to assume sole responsibility for, and all costs and obligations of, the continued development and commercialization of the Collaboration Product, upon the election to continue:  (a) such Collaboration Product will be deemed a “Unilateral Product”; (b) the Non-Continuing Party’s license for the relevant Collaboration Product set forth in Section 2.1.2 or 2.4.2 will terminate and the Non-Continuing Party will grant the Continuing Party an exclusive license with respect to the Unilateral Product on the terms set forth in Section 2.1.3 or 2.4.3; (c) the Non-Continuing Party will not have any rights pursuant to Article 11, but instead will receive prospective milestone payments for events that occur after the effective date of such termination and royalties on Net Sales of such Unilateral Product pursuant to Article 10, and (d) promptly after the Continuing Party’s election, the Parties will work together to transfer and assign all regulatory documents, contracts, materials and information that related to such former Collaboration Product to the Continuing Party or its designees to the extent necessary for the Continuing Party to assume such sole responsibility.  The Non-Continuing Party will not be refunded or repaid any amounts it has paid for the Development of such former Collaboration Product.  In addition, the Non-Continuing Party will remain responsible for its share of Joint Development Costs, as provided in Section 5.4, incurred with respect to such former Collaboration Product through [***] following the date of the Opt-Out Notice, to the extent such Joint Development Costs were incurred pursuant to the Joint Development Plan and Joint Budget and/or Commercialization Plan approved by the JSC prior to the date of the Opt-Out Notice (even if the relevant activities were included in the less detailed portion of such Joint Development Plan and Joint Budget addressing the second applicable year) with respect to activities that were continuing as of the date of the Opt-Out Notice.  For [***] after the date of the Opt-Out Notice, the Non-Continuing Party shall provide development, consultation or support work for a Unilateral Product of the Continuing Party, as reasonably requested by the Continuing Party, and the Continuing Party shall pay for such work at the [***] as in force between the Parties at the Opt-Out Date.

5.10.4                                 If the Continuing Party does not elect to assume sole responsibility for, subject to Section 5.10.3, all costs and obligations of, the continued Development and Commercialization of the Collaboration Product with regards to Development activities that are not ongoing as of the Opt-Out Date, the provisions of Section 5.11 shall apply.

5.11                        Third Party Collaboration Agreements.  In the event the JSC determines to engage a Third Party to collaborate with the Parties with respect to the Development or Commercialization of a Collaboration Product, or in the event that both Parties wish to opt-out of Development of a Collaboration Product, the JSC shall determine the strategy, timing and other matters relating to finding such Third Party and entering into the appropriate Third Party Collaboration Agreement.  At such time as the JSC determines to recruit a Third Party, the JSC shall determine whether to designate a Party to take the lead in negotiating and entering into the applicable Third Party Collaboration Agreement or to allocate such responsibilities between the Parties.  If one Party is designated to take the lead in negotiating the Third Party Collaboration Agreement, such Party shall provide the other Party with term sheets and agreement drafts during the negotiations (including any proposed execution version) for review and comment and the designated Party shall not enter into any such Third Party Collaboration Agreement (or any amendment, waiver or other modification thereof) without the written approval of the other Party.  All [***] received by the Parties [***] shall be [***], provided that [***].  If neither Party wishes to continue the Development and Commercialization of a Collaboration Product, and the JSC decides not to license such Collaboration Product to a Third Party or if no good faith negotiation has commenced with a Third Party within [***] after the date of the Opt-Out Notice, then such Collaboration Product will be referred to as a “Dormant Product” and (a) notwithstanding anything to the contrary in Section 17.9.3 neither Party will have any right to use, manufacture, develop, sell, have sold or otherwise exploit for any purpose such Dormant Product and (b) all rights granted by the Parties to each other with respect to such Dormant Product shall revert to the granting Party except as set forth in Section 17.9.3.

ARTICLE 6
MANUFACTURE AND SUPPLY OF COLLABORATION PRODUCTS

6.1                          Commercial Supply.  As part of each Commercialization Plan for each Collaboration Product, the JSC shall determine which Party, or Third Party(ies), shall be responsible for manufacturing the Collaboration Product and the components thereof for commercial sale in the Territory [***].

6.2                               Supply Agreements

6.2.1                                             SGI or Genmab as Supplier.  In the case where either SGI or Genmab agrees to be responsible for manufacturing a Collaboration Product (or any component thereof), the Parties shall enter into a supply agreement on customary and reasonable terms and conditions.  Each such supply agreement shall provide, among other things, for a [***] for such Collaboration Product (or any component thereof) at a rate to be agreed upon by the Parties in such supply agreement, [***].

6.2.2                                             Unilateral Products; Supply Cooperation.  To the extent a Party manufactured a Collaboration Product (thereafter a Unilateral Product) or any component thereof prior to such Party’s Opt-Out Date, such Party shall, at the request of the Continuing Party, continue to manufacture reasonable quantities of such Unilateral Product or component(s) thereof for a period not to exceed [***] from the date of the Opt-Out Notice, and shall cooperate with the Continuing Party to effectuate the smooth transition of such manufacture to the Continuing Party or to a Third Party selected by the Continuing Party.  The provisions of this Section 6.2.2 are contingent on the Continuing Party paying the Non-Continuing Party for such manufacture at the rate to be agreed between the Parties in a separate supply agreement, which agreement shall also include other customary and reasonable terms.

6.2.3                                             Third Party as Supplier.  In the case where the JSC elects to designate a Third Party to be responsible for manufacturing a Collaboration Product (or any component thereof), the Parties shall enter into a supply agreement with such Third Party on customary and reasonable terms and conditions.  Each such supply agreement shall provide, among other things, for [***].  The JSC shall determine the strategy, timing and other matters relating to finding such Third Party and entering into the supply agreement.  At such time as the JSC determines to recruit a Third Party, the JSC shall determine whether to designate a Party to take the lead in negotiating and entering into the supply agreement or to allocate such responsibilities between the Parties.  If one Party is designated to take the lead in negotiating such agreement, such Party shall provide the other Party with [***].

ARTICLE 7
REGULATORY MATTERS FOR COLLABORATION PRODUCTS

7.1                               General

7.1.1                                             The JSC shall be responsible for the overall regulatory strategy and for overseeing, monitoring and coordinating the actions of the Lead Regulatory Parties, in particular the design of any pivotal clinical trial intended to support Regulatory Approval in both the United States and the major European countries ([***]) shall be agreed by the JSC.  [***] shall be [***] and [***] shall be the [***].  Unless otherwise agreed by the JSC, a Lead Regulatory Party shall be responsible for all regulatory actions, communications and filings and submissions to, all applicable Regulatory Authorities with respect to a given Collaboration Product in its respective territory.  The Parties agree that if a clinical trial is necessary for one market only (i.e., a confirmatory study), then the Lead Regulatory Party with such market in its territory shall be responsible for such clinical trial.

7.1.2                                             Unless otherwise agreed by the JSC, the Lead Regulatory Party for a territory shall be named “Sponsor” of the regulatory filing as per 21 CFR 312.3 (Part B) and/or 21 CFR 312.50 or similar rules and regulations with respect to such Collaboration Product in its respective territory.  The Parties will work together to transfer and assign all regulatory documents, contracts, materials and Information that relates to a Collaboration Product to the Lead Regulatory Party for a territory or its designees to the extent necessary for the Lead Regulatory Party for a territory to assume such role.

7.2                               Ownership of Regulatory Approvals.  Unless otherwise proposed by the JSC and agreed to by the Parties, the Lead Regulatory Party shall own all INDs, BLAs and other Regulatory Approvals for a Collaboration Product in its territory for which it is responsible.  The Lead Regulatory Party shall promptly license, transfer, provide a letter of reference with respect to, or take other action necessary to make available such Regulatory Approvals (including INDs and BLAs) to the other Party as may be reasonably necessary to enable such other Party to fulfill its Development and Commercialization obligations hereunder.  SGI shall, in all cases, prepare, own and be responsible for the section of the applicable DMF that describes the Drug Conjugation Technology.  Genmab may reference such section, but shall have no right, and SGI shall have no obligation, to provide any information contained in such DMF to Genmab and may require the applicable Regulatory Authority to maintain such information as confidential.

7.3                               Regulatory Coordination

7.3.1                                             Responsibilities of Lead Regulatory Party.  Subject to oversight by the JSC, the Lead Regulatory Party shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, all applicable Regulatory Authorities in its territory with respect to a Collaboration Product.  The Lead Regulatory Party shall also be responsible for interfacing, corresponding and meeting with the applicable Regulatory Authorities in its territory with respect to a Collaboration Product.  The Lead Regulatory Party will use its Commercially Reasonable Efforts to include [***] representatives of the other Party in all meetings and material telephone discussions between representatives of the Lead Regulatory Party and such Regulatory Authority related to a Collaboration Product.

7.3.2                                             Review of Correspondence.  The Lead Regulatory Party shall provide the other Party with drafts of any material documents and other material correspondence to be submitted to a Regulatory Authority pertaining to a Collaboration Product, sufficiently in advance of submission so that the other Party may review and comment on such documents or other correspondence and have a reasonable opportunity to influence the substance of such submissions.  The Lead Regulatory Party shall promptly provide the other Party with copies of any documents or other correspondence received from or submitted to a Regulatory Authority pertaining to a Collaboration Product.

7.4                               Assistance.  Each Party shall cooperate with the other Party to provide all reasonable assistance and take all actions reasonably requested by the other Party that are reasonably necessary to enable such Party to comply with any regulatory requirements under Applicable Law with respect to each Collaboration Product, including (a) obtaining and maintaining Regulatory Approvals, (b) submitting annual reports, (c) performing pharmacovigilance activities and (d) sharing any relevant regulatory intelligence.  Such assistance and actions shall include, among other things, notifying the other Party within [***] of any information it receives from a Regulatory Authority which (i) raises any material concerns regarding the safety or efficacy of the Collaboration Product, (ii) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with the Collaboration

Product or (iii) is reasonably likely to lead to a recall or market withdrawal of the Collaboration Product.

7.5                               Adverse Events relating to Licensed Products

7.5.1                                             Reporting to Government Authorities.  Each Party shall, and shall cause its respective Affiliates to, furnish timely notice as required by Applicable Law (i.e., currently not later than [***] for deaths and immediately life-threatening Adverse Events and not later than [***] for Serious Adverse Events) to all competent governmental agencies in the Territory of all Adverse Events identified or suspected with respect to any Licensed Product administered, distributed, marketed and sold under authority of any IND or Regulatory Approval.  Each Party shall provide the other Party with all necessary assistance in complying with all Adverse Event reporting requirements established by, or required under, any applicable IND and/or Regulatory Approval in the Territory.  Accordingly, each Party shall provide the other with timely information, in accordance with the time frames set forth below, on any Serious Adverse Events relating to any Licensed Product to the extent that such Serious Adverse Events could affect the Regulatory Approval for the Product, or relate to the safety, efficacy or potency of the Licensed Product.

7.5.2                                             Reporting to Other Party.  Each Party shall, and shall cause its respective Affiliates to, furnish the other Party written notice of all Serious Adverse Events regarding any Licensed Product reported to such Party or its Affiliates.  Each Party shall also use its [***] to obtain, and to furnish to the other Party hereto, such information reasonably sufficient to permit that other Party to evaluate such Serious Adverse Events of the Licensed Product, including, but not limited to, information about the affected patients, the circumstances surrounding the Serious Adverse Events, the consequences thereof and the sources of information.  Each Party shall retain all documents, reports, studies and other materials relating to any and all such Serious Adverse Events, as the case may be.  Upon reasonable written notice, each Party shall permit the other Party hereto to inspect, and to make copies of, all such documents, reports, studies and other materials, subject to all Applicable Laws regarding patient confidentiality, data protection and privacy.

7.5.3                                             Pharmacovigilance Agreement.  Without limiting the generality of the foregoing, within [***] after the Opt-In Notice the Parties shall enter into a pharmacovigilance agreement detailing each Party’s pharmacovigilance responsibilities in connection with the Collaboration Product.  The first draft of this pharmacovigilance agreement will be provided by Genmab.

ARTICLE 8
COMMERCIALIZATION OF COLLABORATION PRODUCTS

8.1                          Objectives for Commercialization of Collaboration Products.  The Parties shall collaborate in Commercializing each Collaboration Product in accordance with the relevant Commercialization Plan with the objective of achieving the commercial potential of the Collaboration Product and sharing equally in (a) all Joint Development Costs and Commercialization Expenses and (b) any Collaboration Product Profit.

8.2                          Lead Commercialization Parties.  Genmab shall be the Lead Commercialization Party for the ROW and SGI shall be the Lead Commercialization Party for North America.

8.3                          Preparation of Commercialization Plan.  Promptly, but in no event later than [***] after the [***] of the first [***] with respect to each Collaboration Product, the JSC shall prepare and approve an initial Commercialization Plan for such Collaboration Product for the balance of the then current calendar year plus the following [***].

8.4                          Commercialization Team and Commercialization Agreement.  The JSC shall, at an appropriate (in the JSC’s discretion) time following an Opt-In Decision but no later than [***] after [***] of the [***] with respect to a Collaboration Product, establish a joint commercialization team to be responsible for the operations related to Commercialization of the Collaboration Product.  In addition, the Parties shall negotiate in good faith and enter into a separate global commercialization agreement, at least, [***] prior to the anticipated commercial launch of the Collaboration Product anywhere in the Territory, which shall be consistent with the applicable provisions of this Agreement, reflect any mechanism or structure agreed upon by the JSC pursuant to Section 11.4 and shall include customary provisions relating to joint commercialization, including, among others, the following matters:  amendment to and updates of the Commercialization Plan, report and audit rights, promotional materials, recalls and medical inquiries, commercialization expenses, labeling, public statements and other information concerning the Collaboration Product, liability, indemnification, use of subcontractors and the responsibilities and powers of the joint commercialization team.

8.5                               Co-Promotion Agreement.  Notwithstanding the existence of a Lead Commercialization Party for a territory and in addition to the commercialization agreement described in Section 8.4, the Parties may utilize sales representatives employed by both of the Parties to co-promote Collaboration Products in a territory pursuant to a co-promotion agreement the terms of which shall be consistent with the applicable provisions of this Agreement and shall include customary provisions relating to co-promotion, including, among others, performance metrics, sales force compensation strategies, division of the applicable territory between the Parties’ respective sales forces, sales force training and compliance with Applicable Laws.  In any event, the Lead Commercialization Party in a territory shall be entitled to employ, at least, [***] of such co-promotion force in such territory.  The Parties shall determine whether they wish to co-promote in a particular territory and negotiate and enter into a co-promotion agreement for such territory, at least, [***] prior to the anticipated commercial launch of the Collaboration Product in such territory.

8.6                               Commercialization Activities.  Each Party shall use Commercially Reasonable Efforts to perform its obligations with respect to the Commercialization of each Collaboration Product in accordance with the applicable Commercialization Plan, commercialization agreement and, if any, co-promotion agreement, and all such activities shall be conducted in accordance with all Applicable Laws, including GxPs.  As part of such efforts, each Party shall commit the personnel and other resources necessary to carry out its obligations under the Commercialization Plan.  Neither Party shall be required to undertake any activity relating to the Commercialization of a Collaboration Product that it believes, in good faith, may violate any Applicable Law.

ARTICLE 9
DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURING
OF UNILATERAL PRODUCTS

9.1                               Diligence.  The Continuing Party (assuming an election to continue with sole development and commercialization) shall use Commercially Reasonable Efforts to develop, manufacture and commercialize Unilateral Products.  Genmab shall have sole responsibility for making all decisions regarding the development, manufacture and marketing of Genmab Products and SGI shall have sole responsibility for making all decisions regarding the development, manufacture and marketing of SGI Products.

9.2                               Conduct.  The Continuing Party (assuming an election to continue with sole development and commercialization) shall comply with all Applicable Laws (including GxPs to the extent applicable) in the development and commercialization of Unilateral Products, and shall cause its Affiliates and Sublicensees to do the same.

9.3                               Funding and Progress Reports.  Except as expressly set forth herein, as between SGI and Genmab, Genmab shall be solely responsible for funding all costs of the development and commercialization of Genmab Products and SGI shall be solely responsible for funding all costs of the development and commercialization of SGI Products.  The Parties shall keep each other informed in a timely manner and no later then [***] in the subsequent calendar year as to the progress of the development of Unilateral Products in the previous calendar year.

9.4                               Manufacturing.  Except as otherwise expressly set forth in this Agreement, Genmab shall be responsible for all manufacturing and supply of Genmab Products and SGI shall be responsible for all manufacturing and supply of SGI Products.

9.5                               Regulatory

9.5.1                                             Genmab shall be solely responsible for, and shall solely own, all applications for Regulatory Approval with respect to Genmab Products and SGI shall be solely responsible for, and shall solely own, all applications for Regulatory Approval with respect to SGI Products.  If ownership of a regulatory filing for a former Collaboration Product cannot be assigned to the Continuing Party under Section 5.10 in any country, the Non-Continuing Party shall grant to the Continuing Party a permanent, exclusive and irrevocable right of access and reference to such regulatory filing for such former Collaboration Product in such country.

9.5.2                                             Should the Continuing Party desire to file an IND or an application for Regulatory Approval, or equivalents of the foregoing, for a Genmab Product or SGI Product (as the case may be), the Non-Continuing Party will provide regulatory assistance as described in Section 4.4, mutatis, mutandis.

ARTICLE 10
FEES, MILESTONES AND ROYALTIES FOR EXCLUSIVE PRODUCTS
AND UNILATERAL PRODUCTS

10.1                        FTE Fees for Exclusive Products.  Genmab shall pay SGI at an annual rate of [***] per FTE who performs development, consultation or support work for Exclusive Products as requested by Genmab pursuant to this Agreement (the “FTE Fees”).  Commencing upon the first (1st) anniversary of the Effective Date and upon every anniversary thereafter, the FTE Fees will be adjusted in accordance with the [***].  Genmab shall also pay SGI for all Drug Conjugation Materials supplied by SGI to Genmab hereunder for Exclusive Products at the rates set forth in Schedule B, which rates may not be increased during the Program Support Term (the “Supply Fees”).  The FTE Fees and the Supply Fees are collectively referred to herein as the “Development Support Fees”.  Within [***] after the end of each Calendar Quarter, SGI shall submit a report to Genmab supporting the calculation of the Development Support Fees due for such Calendar Quarter (a “Development Support Fees Report”).  Genmab shall pay all Development Support Fees to SGI within [***] of receipt of each Development Support Fees Report.

10.2                        Annual Maintenance Fee.  Commencing upon the [***] of the Effective Date following the expiration of the Opt-In Period without exercise of SGI’s Opt-In Right for the first Exclusive Product and upon every [***] thereafter until Genmab receives the [***] for an Exclusive Product in the Territory, Genmab shall pay, within [***] days after having [***] an [***], an annual maintenance fee to SGI in the sum of [***] by [***] of immediately [***] (the “Annual Maintenance Fee”).  Notwithstanding the foregoing, the Annual Maintenance Fee will be [***] by the [***] of any [***] by [***] under [***] of this Agreement during the [***] period preceding the date on which the Annual Maintenance Fee is due.  Annual Maintenance Fees shall not be [***] or [***] except as set forth in this Section 10.2.

10.3                        Royalties

10.3.1                                      Royalties Payable on Net Sales of Exclusive Products with Patent Protection.  In partial consideration for the license for Exclusive Products granted to Genmab herein, during the Royalty Term and subject to Section 10.4, Genmab shall pay to SGI royalties on the aggregate Net Sales of all Exclusive Products the manufacture, use, sale, offer for sale or import of which would, but for the licenses granted hereunder, infringe a Valid Patent Claim described in Section 1.1.115(a)(ii) on a country-by-country basis.  Such royalties shall be paid at the following rates as set forth below:

[***]

10.3.2                                      Royalties Payable on Net Sales of Exclusive Products without Patent Protection.  In partial consideration for the license for Exclusive Products granted to Genmab herein, during the Royalty Term and subject to Section 10.4, Genmab shall pay to SGI royalties on the aggregate Net Sales of all Exclusive Products the manufacture, use, sale, offer for sale or import of which would not infringe a Valid Patent Claim described in Section 1.1.115(a)(ii) on a country-by-country basis.  For the avoidance of doubt such royalties shall only be paid for the ten (10) year period or for the remainder of the ten (10) year period as prescribed in Section 1.1.115(a)(i).  Such royalties shall be paid at the following rates as set forth below:

[***]

10.3.3                                      Royalties Payable on Net Sales of Unilateral Products with Patent Protection.  In partial consideration for the license for Unilateral Products granted to the Continuing Party herein, during the Royalty Term and subject to Section 10.4, the Continuing Party shall pay to the Non-Continuing Party royalties on aggregate Net Sales of Unilateral Products the manufacture, use, sale, offer for sale or import of which would (i) but for Genmab’s ownership interest or for the licenses granted hereunder, infringe a Valid Patent Claim described in Section 1.1.115(b)(ii) with respect to a Genmab Product on a country-by-country basis or (ii) but for the assignment of the Genmab ADC Patents hereunder or the licenses granted hereunder infringe a Valid Patent Claim described in Section 1.1.115(c)(ii) with respect to a SGI Product on a country-by-country basis.  Such royalties shall be paid at the following rates as set forth below:

(a)                                 If the Opt-Out Date is prior to or on the date of [***] of the [***] of the Unilateral Product, [***] percent ([***]%); and

(b)                                 If the Opt-Out Date is after the date of [***] of the [***] of the Unilateral Product, [***] percent ([***]%).

10.3.4                                      Royalties Payable on Net Sales of Unilateral Products without Patent Protection.  In partial consideration for the license for Unilateral Products granted to the Continuing Party herein, during the Royalty Term and subject to Section 10.4, the Continuing Party shall pay to the Non-Continuing Party royalties on the aggregate Net Sales of all Unilateral Products the manufacture, use, sale, offer for sale or import of which would not infringe a Valid Patent Claim described in Section 1.1.115(b)(ii) with respect to a Genmab Product on a country-by country-basis or Section 1.1.115(c)(ii) with respect to a SGI Product on a country-by-country basis.  For the avoidance of doubt such royalties shall only be paid for the ten (10) year period or for the remainder of the ten (10) year period as prescribed in Section 1.1.115(b)(i) or Section 1.1.115(c)(i), as applicable.  Such royalties shall be paid at the following rates as set forth below:

(a)                                 If the Opt-Out Date is prior to or on the date of [***] of the [***] of the Unilateral Product, [***] percent ([***]%); and

(b)                                 If the Opt-Out Date is after the date of [***] of the [***] of the Unilateral Product, [***] percent ([***]%).

10.3.5                                      No Cumulative Royalties; Aggregation and Allocation of Net Sales for Determining Royalty Rate Breakpoints.

(a)                                 In no event shall royalties under more than one of Section 10.3.1 or 10.3.2 (for Exclusive Products) or Section 10.3.3 or 10.3.4 (for Unilateral Products) be payable for the same Licensed Product in a country; however, the [***] of the applicable [***] shall be [***] but, for clarity such royalty rates shall not be cumulative.

(b)                                 All Net Sales in the Territory whether covered by Section 10.3.1 or 10.3.2 (for Exclusive Products) or Section 10.3.3 or 10.3.4 (for Unilateral Products) shall be aggregated for purposes of determining which royalty rate set forth in Section 10.3.1 (for Exclusive Products) or Section 10.3.3 (for Unilateral Products) is payable.

10.3.6                                      Acknowledgement Regarding Royalty Structure.  In establishing the royalty structure of this Section 10.3, the Parties recognize the substantial value of the various actions and investments undertaken by SGI and Genmab, respectively, prior to the Effective Date.  Such value is significant and in addition to the value of SGI’s grant to Genmab of the license for Licensed Products pursuant to Section 2.1, and in addition to the value of Genmab’s grant to SGI of the license for Licensed Products pursuant to Section 2.4, respectively, as it enables the rapid and effective development and commercialization of Licensed Products in the Territory.  Further, the Parties acknowledge and agree that, for their mutual convenience and after considering other alternatives, the payments to SGI and, with respect to an SGI Product, Genmab set forth in this Agreement and the timing of payments (including the duration of the Royalty Term) are an appropriate and mutually convenient way of compensating SGI and, with respect to an SGI Product, Genmab.

10.4                        Royalty Offsets

(a)                                 Subject to Sections 10.4(b), (c) and (d), Genmab or, in the case of a Unilateral Product (i.e., Genmab Products and SGI Products), the Continuing Party (i.e., Genmab or SGI) shall be solely responsible for paying all amounts, including any license fees, milestones and royalties owed to Third Parties by either Genmab or SGI on account of developing and commercializing Exclusive Products or Unilateral Products, including any royalties owed due to use of the SGI Technology or Genmab Technology.

(b)                                 Notwithstanding Section 10.4(a), on a Calendar Quarter-by-Calendar Quarter and country-by-country basis, Genmab shall be entitled to offset [***] percent ([***]%) of any [***] for [***] that are [***] pursuant to Section 10.3.1 or 10.3.2 for such Exclusive Product, excluding any royalties owed under the BMS Agreement.  SGI represents and warrants that all royalties owed to BMS pursuant to the BMS Agreement are described in this Agreement.  Notwithstanding anything to the contrary in this Section 10.4, in no event shall the royalty payments due and payable to SGI pursuant to Section 10.3.1 or 10.3.2 with respect to an Exclusive Product in any Calendar Quarter and country be reduced by more than [***] percent ([***]%) (on a tier-by-tier basis) of the royalty otherwise due to SGI if no royalties were payable to Third Parties.

(c)                                  Notwithstanding Section 10.4(a), on a Calendar Quarter-by-Calendar Quarter and country-by-country basis, Genmab shall be entitled to offset [***] percent ([***]%) of any royalties payable by Genmab to Third Parties for intellectual property rights that are necessary with respect to a Genmab Product against the royalties that would otherwise be payable to SGI pursuant to Section 10.3.3 or 10.3.4 for such Genmab Product, excluding any royalties owed under the BMS Agreement.  Notwithstanding anything to the contrary in this Section 10.4, in no event shall the royalty payments due and payable to SGI pursuant to Section 10.3.3 or 10.3.4 with respect to a Genmab Product in any Calendar Quarter and country be reduced by more than [***] percentage points on any royalty tier.  For the avoidance of doubt the minimum royalty rate payable to SGI pursuant to Section 10.3.3(a) is [***] percent ([***]%), the minimum royalty rate payable to SGI pursuant to Section 10.3.3(b) is [***] percent ([***]%), the minimum royalty rate payable to SGI pursuant to Section 10.3.4(a) is [***] percent ([***]%) and the minimum royalty rate payable to SGI pursuant to Section 10.3.4(b) is [***] hundredths percent ([***]%).

(d)                                 Notwithstanding Section 10.4(a), on a Calendar Quarter-by-Calendar Quarter and country-by-country basis, SGI shall be entitled to offset [***] of any royalties payable by SGI to Third Parties for intellectual property rights that are necessary with respect to a SGI Product against the royalties that would otherwise be payable to Genmab pursuant to Section 10.3.2 for such SGI Product, excluding any royalties owed under the Genmab In-Licenses and any other agreements disclosed to SGI pursuant to Section 3.1 to the extent that the relevant royalty obligation was disclosed at such time.  Genmab represents and warrants that as of the Effective Date all Third Party royalties owed pursuant to the Genmab In-Licenses are described in Schedule C.  It is contemplated that Genmab will [***] with [***] for the use of [***] and [***] for [***].  Notwithstanding anything to the contrary in this Section 10.4, in no event shall the royalty payments due and payable to Genmab pursuant to Section 10.3.2 with respect to an SGI Product in any Calendar Quarter and country be reduced by more than [***] percentage points on any royalty tier.  For the avoidance of doubt the minimum royalty rate payable to Genmab pursuant to Section 10.3.3(a) is [***] percent ([***]%), the minimum royalty rate payable to Genmab pursuant to Section 10.3.3(b) is [***] percent ([***]%), the minimum royalty rate payable to Genmab pursuant to Section 10.3.4(a) is [***] percent ([***]%) and the minimum royalty rate payable to Genmab pursuant to Section 10.3.4(b) is [***] percent ([***]%).

10.5                        Milestone Payments

10.5.1                                      Milestone Payments by Genmab relating to Exclusive Products.  As partial consideration for the licenses, rights and privileges granted to it hereunder, Genmab shall promptly inform SGI of the achievement of any of the below milestones and pay to SGI the following milestone payments within [***] of the first occurrence of each event set forth below with respect to the first Exclusive Product to achieve such event, whether such events are achieved by Genmab, its Affiliates or Sublicensees, as follows:

[***].

10.5.2                                      If any of the milestone events in [***] above is achieved before the milestone event in (a) above, then payment for the milestone event in (a) shall be deemed to become due within thirty (30) days after the achievement of either of the milestone events in [***] above.  For the avoidance of doubt if an Exclusive Product is replaced by a back-up candidate only such milestones not already paid for an Exclusive Product shall become payable for the back-up candidate.

10.5.3                                      Milestone Payments by Continuing Party relating to Unilateral Products.  As partial consideration for the licenses, rights and privileges granted to it hereunder, the Continuing Party shall promptly inform the Non-Continuing Party of the achievement of any of the below milestones and pay to the Non-Continuing Party the following milestone payments within [***] of the first occurrence of each event set forth below with respect to the first

Unilateral Product to achieve such event, whether such events are achieved by the Continuing Party, its Affiliates or Sublicensees, as follows:

[***].

10.5.4                                      If any of the milestone events in [***] above is achieved before the milestone event in (a) above, then payment for the milestone event in (a) shall be deemed to become due within [***] days after the achievement of either of the milestone events in [***] above.  No payment shall be due for any of the milestone events above that occurred before the Opt-Out Date for the relevant Collaboration Product.  For the avoidance of doubt if a Unilateral Product is replaced by a back-up candidate only such milestones not already paid for the Unilateral Product shall become payable for the back-up candidate.

10.6                        Royalty Reports, Exchange Rates

10.6.1                                      Royalty Reports.  During the Royalty Term, any Party paying royalties hereunder (the “Paying Party”) shall furnish to the non-Paying Party, with respect to each Calendar Quarter, a written report showing, on a consolidated basis in reasonably specific detail and on a country-by-country basis, (a) the Net Sales of Exclusive Products or Unilateral Products sold by the Paying Party, its Affiliates and its Sublicensees in the Territory during the corresponding Calendar Quarter including a description of the credits and offsets deducted on a product-by-product and country-by-country basis to calculate Net Sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon such Net Sales of Exclusive Products or Unilateral Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each Exclusive Product or Unilateral Product in each country in the Territory, if it has occurred during the corresponding Calendar Quarter; and (e) the exchange rates (as determined pursuant to Section 12.1.2) used in determining the royalty amount expressed in U.S. dollars (collectively, “Royalty Reports”).

10.6.2                                      Report Due Date.  Royalty Reports and royalty payments shall be due on the [***] following the end of the Calendar Quarter to which such Royalty Report relates.  The Parties shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

10.6.3                                      Exchange Rates.  With respect to sales of Exclusive Products or Unilateral Products invoiced in U.S. dollars, the gross sales, Net Sales, and royalties payable shall be expressed in U.S. dollars.  With respect to sales of Exclusive Products or Unilateral Products invoiced in a currency other than U.S. dollars, the gross sales, Net Sales and royalties payable shall be expressed in the currency of the invoice issued by the Party making the sale together with the U.S. dollars equivalent of the royalty due, calculated as described in Section 12.1.2.

ARTICLE 11
FINANCIAL PROVISIONS FOR COLLABORATION PRODUCTS

11.1                        Joint Development Costs.  Unless otherwise provided in this Agreement, during the Term, SGI and Genmab shall share equally (50:50) all Joint Development Costs.

11.2                        Reporting and Payment of Joint Development Costs

11.2.1                                      Reports

(a)                                 Within [***] after the end of each Calendar Quarter during which any Development activities are performed hereunder, each Party’s Financial Representative shall prepare a report showing the actual Joint Development Costs incurred or accrued for each Collaboration Product, including but not limited to all FTEs utilized (with appropriate supporting information) during such Calendar Quarter (the “Joint Development Cost Report”).

(b)                                 The Joint Development Cost Reports will be in such form as the JSC may reasonably agree from time to time.

(c)                                  Within [***] of the receipt of both Parties’ Joint Development Cost Reports, the JSC (or the Party appointed by the JSC) shall provide to each Party one consolidated financial report for the Joint Development Costs consistent with Collaboration Accounting Principles.  The total costs incurred by both Parties shall, subject always to Section 5.4.1, be divided equally, with a subsequent balancing payment by one Party to the other to the extent necessary so that each Party bears its appropriate share of such Joint Development Costs.  The Party that is due for reimbursement of Joint Development Costs in the preceding Calendar Quarter shall invoice the other Party.  Such balancing payments by one Party to reimburse the other Party’s expenditures for Joint Development Costs for the purposes of cost sharing under this Agreement shall be paid within [***] following [***] of the [***].  In the event that Parties disagree with the reported costs and any over/under spend, approval shall be required by the JSC (or its delegates) following receipt of the report by the JSC (or its delegates).  A decision by the JSC or its delegates shall be required within [***] following its receipt of the consolidated report.  Based on the JSC’s decision the Party due for reimbursement shall invoice the other Party and payment shall be made within [***] of [***] of the [***].  Where the JSC does not so agree with the reported costs or over/under spend, any such unapproved spend shall be borne [***].

11.3                        Audits.  Upon the written request of a Party (the “Requesting Party”) and not more than [***], the other Party (the “Responding Party”) will permit an independent certified public accounting firm of nationally recognized standing, selected by the Requesting Party and reasonably acceptable to the Responding Party, at the Requesting Party’s expense, to have access during normal business hours to the records of the Responding Party as may be reasonably necessary to verify the accuracy of the reports provided under Article 11, for any year ending not more than [***] prior to the date of such request.  The provisions of Section 5.7.2 and Section 5.7.3 shall apply with respect to such inspection and the costs of such inspection, mutatis, mutandis.

11.4                        Reporting and Payment of Commercialization Expenses and Collaboration Product Profit.  The Parties shall mutually agree, through the JSC, a mechanism or structure under which they will share equally (50:50) in all Collaboration Product Profit created by each Collaboration Product.  In reaching this agreement the Parties shall also define and mutually agree, through the JSC, the appropriate arrangements for making reports and payments between the Parties.

11.5                        Collaboration Product Profit Term.  Unless this Agreement is earlier terminated pursuant to Article 17, the Parties shall share Collaboration Product Profit hereunder with respect to each Collaboration Product until each such Collaboration Product is permanently withdrawn from, and is no longer being sold anywhere in, the Territory.

11.6                        Other Research Expenses, Joint Development Costs and Commercialization Expenses.  For purposes of clarity, the Parties hereto agree and acknowledge that all expenses attributable to a Collaboration Product that are not set forth in a Joint Development Plan or a Commercialization Plan (as each may be amended by the JSC from time to time) as Joint Development Costs or Commercialization Expenses, or otherwise approved by the JSC pursuant to Section 5.4.1, shall be borne [***].

11.7                        Utilization of Internal Resources.  The Parties agree and acknowledge that, unless specifically agreed otherwise, it is intended that the activities under each Joint Development Plan and each Commercialization Plan, when taken as a whole for a given calendar year, shall be allocated and assigned to each Party such that the internal resources devoted to, and participation by the Parties in, the Development and Commercialization activities hereunder, taken as a whole, shall be substantially equal on an ongoing basis for such calendar year.  The JSC may propose amendments to the Joint Development Plan and the Commercialization Plan for a Collaboration Product as necessary to maintain substantial equality in resources devoted to, and participation by the Parties in, such activities for review and approval by the JSC.

ARTICLE 12
PAYMENT TERMS; BOOKS AND RECORDS; TAX

12.1                        Payment Terms

12.1.1                                      Currency.  All payments hereunder will be in United States dollars in immediately available funds and will be made by wire transfer to such bank account as payee may designate in writing from time to time.

12.1.2                                      Exchange.  All amounts accruing in a currency other than United States dollars will be expressed in such currency and converted to United States dollars using an exchange rate equal to the [***] of the [***] as [***] by [***] or, if [***] is not available, another mutually agreed source of exchange rates during the applicable Calendar Quarter for which payments are being made.  The conversion calculations will be provided in any statement reporting converted amounts.

12.1.3                                      Late Fee.  Any undisputed payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear interest at a [***] to the [***] of (a) [***] on the first day of each Calendar Quarter in which such payments are overdue, plus [***], or (b) the [***], calculated on the number of days such payment is delinquent, compounded [***].

12.1.4                                      Legal Restrictions.  If at any time legal restrictions prevent the prompt remittance of any monies owed with respect to a Licensed Product in any jurisdiction, payment shall be made through such lawful means or methods as the Parties shall reasonably determine.

12.2                        Record Keeping.  In accordance with GAAP consistently applied, each Party and its Affiliates will maintain, and will use Commercially Reasonable Efforts to cause its permitted Sublicensees, contractors and agents to maintain, books of account and accurate records relating to each Licensed Product and all amounts payable or receivable under this Agreement, in sufficient detail to permit the other Party to confirm the correctness of such items.  All books of account and records will be maintained for a period not less than relevant time permitted for audit of such accounts and records pursuant to this Agreement and for any applicable tax period.

12.3                        Tax Matters.  Except as otherwise provided below, all amounts due from any paying Party to any receiving Party under this Agreement are gross amounts.  The paying Party shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld by it, its Affiliates, licensees, or Sublicensees (as applicable) to the extent such paying Party, its Affiliates, licensees, or Sublicensees (as applicable) actually pay such withheld amounts to the appropriate governmental authority on behalf of the receiving Party.  The paying Party shall use Commercially Reasonable Efforts to minimize any such taxes, levies or charges required to be withheld on behalf of the receiving Party.  The paying Party promptly shall deliver to the receiving Party proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto, and shall cooperate with the receiving Party in seeking any related tax credits that may be available to the receiving Party with respect thereto.

12.4                        This Article 12 shall be applicable to all Licensed Products.

ARTICLE 13
CONFIDENTIALITY

13.1                        Non-Disclosure Obligations.  Except as otherwise provided in this Article 13, during the Term and for a period of [***] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by this Agreement, all confidential or proprietary information, data, documents or other materials supplied by the other Party under this Agreement and marked or otherwise identified as “Confidential”.  Confidential Information of SGI shall include SGI Know-How, Drug Conjugation Technology, SGI’s interest in any Program Inventions, whether or not marked “Confidential.”  Confidential Information of Genmab shall include Genmab Technology, the contents, terms and conditions of Genmab’s In-Licenses, and Genmab’s interest in any Program Inventions, whether or not marked “Confidential”.  Notwithstanding anything to the contrary in this Article 13 or this Agreement, Confidential Information of SGI related to drug and linker manufacturing, including release assay information, shall be maintained in confidence indefinitely unless publicly disclosed by

SGI or permitted to be disclosed by SGI pursuant to Section 13.2(b). Confidential Information of a Party may also include information relating to such Party’s research programs, development, marketing and other business practices and finances.  For purposes of this Agreement, information and data described above together with all information and data designated as Genmab Confidential Information or Seattle Genetics Confidential Information under the Prior Agreement shall be hereinafter referred to as “Confidential Information.”  Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ employees, agents, consultants and clinical investigators only make use of the other Party’s Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

13.2                        Permitted Disclosures.  Notwithstanding the foregoing, but subject to the last sentence of this Section 13.2, the provisions of Section 13.1 shall not apply to information, documents or materials that the receiving Party can conclusively establish:

(a)                                 Have become published or otherwise entered the public domain other than by breach of this Agreement by the receiving Party or its Affiliates.

(b)                                 Are permitted to be disclosed by prior written consent of the other Party.

(c)                                  Have become known to the receiving Party by a Third Party, that is not breaching any duty of confidentiality by disclosing the same and provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement or the Prior Agreement on a confidential basis.

(d)                                 Prior to disclosure under this Agreement, was already in the possession of the receiving Party, its Affiliates or Sublicensees, as demonstrated by written records provided such Confidential Information was not obtained directly or indirectly from the other Party under this Agreement or the Prior Agreement.

(e)                                  Is independently developed by or for the receiving Party by its employees or contractors without making use of the other Party’s Confidential Information under this Agreement or the Prior Agreement.

(f)                                   Are required to be disclosed by the receiving Party to comply with any Applicable Law, or are reasonably necessary to authorizations to conduct clinical trials with, and to seek Regulatory Approval of, Licensed Product(s), provided that the receiving Party shall wherever possible provide prior written notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure.  The Parties agree that nothing in this Section 13.2(f) is intended to require a Party to not comply with any Applicable Law.

(g)                                 Subject to Section 14.2.1 and 14.2.2, are required solely to the extent reasonably necessary in a patent application claiming Program Inventions made hereunder to be filed with the United States Patent and Trademark Office and/or any similar foreign agency, provided that the Party filing the patent shall provide at least thirty (30) days prior written notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure.

(h)                                 Are disclosed to a Sublicensee as permitted hereunder, provided that such Sublicensee is then subject to obligations of confidentiality and limitations on use of such Confidential Information substantially similar to those contained herein.

(i)                                    Are disclosed to a bona fide collaborator or manufacturing, development or sales contractor or partner or to another Third Party for purposes as expressly authorized and contemplated by this Agreement, but only to the extent directly relevant to the collaboration, partnership or contract and provided that such collaborator, partner or contractor is then subject to obligations of confidentiality and limitations on use of such Confidential Information substantially similar to those contained herein.

Notwithstanding the disclosures permitted under subsections (f)-(i), if the information, documents or materials covered by such subsection is otherwise protected by obligations of confidentiality, then the confidentiality obligations of Section 13.1 shall still apply.

13.3                        Terms of the Agreement.  Genmab and SGI shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by Applicable Law or to comply with rules of a securities exchange or regulatory authority, in which case the disclosing Party shall provide notice to the other Party and take reasonable and lawful actions to avoid or minimize the degree of such disclosures.  Notwithstanding the foregoing, each Party may disclose the terms and conditions of this Agreement, without such consent, to advisors, existing and potential investors, licensees, assignees and/or acquirers on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof.

13.4                        Press Releases and Other Disclosures to Third Parties.  Neither SGI nor Genmab will, without the prior consent of the other, issue any press release or make any other public announcement or furnish any statement to any person or entity (other than either Parties’ respective Affiliates) concerning the existence of this Agreement, its terms and the transactions contemplated hereby, except for (a) disclosures made in compliance with Sections 13.2 and 13.3, and (b) disclosures made to attorneys, consultants, and accountants retained to represent the Parties in connection with the transactions contemplated hereby.

13.5                        Publications.  Neither Party may publish, present or announce results of ADCs or Collaboration Products developed hereunder either orally or in writing (a “Publication”) without complying with the provisions of this Section 13.5.  The other Party shall have [***] from receipt of a proposed Publication to provide comments and/or proposed changes to the publishing Party.  The publishing Party shall take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to designate employees or others acting on behalf of the other Party as co-authors on any Publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications.  If the other Party reasonably determines that the Publication would entail the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties shall be delayed for such period as may be reasonably necessary for deleting any such Confidential Information of the other Party (if the other Party has requested deletion thereof from the proposed Publication), and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] from the date the publishing Party first provided the proposed Publication to the other Party.  For clarity, Section 13.2(f), but not this Section 13.5, is intended to apply to any announcements required by either Party under Applicable Law, including but not limited to notifications to the relevant stock exchanges.

ARTICLE 14
INVENTIONS AND PATENTS

14.1                        Ownership of Inventions

14.1.1                                      Disclosure of Inventions.  Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of any inventions directly arising out of activities conducted under this Agreement (“Program Inventions”).  Program Inventions shall also comprise inventions relating to ADCs and uses thereof described in the Genmab ADC Patents filed prior to the Effective Date of this Agreement and as listed in Schedule F.

14.1.2                                      Ownership of Program Inventions.  All right, title and interest in all Program Inventions that are discovered, made or conceived as part of the activities conducted pursuant to this Agreement shall be owned as follows:

(a)                                 Genmab shall own all Program Inventions that (i) are invented solely by one or more employees, agents or consultants of Genmab and [***] (ii) are invented solely or jointly by employees, agents or consultants of Genmab and/or SGI and [***].  To the extent that any such Program Inventions [***] shall have been invented by SGI employees and/or are owned by SGI, SGI hereby assigns all of its right, title and interest therein to Genmab.  An “Improvement Invention to Genmab Material” (as defined in the Prior Agreement) shall be deemed a Program Invention owned by Genmab.

(b)                                 SGI shall own all Program Inventions that (i) are invented solely by one or more employees, agents or consultants of SGI and [***] or (ii) are invented solely or jointly by employees, agents or consultants of Genmab and/or SGI and [***].  To the extent that any Program Inventions [***] shall have been invented by Genmab and are owned by Genmab, Genmab hereby assigns all of its right, title and interest therein to SGI.  An “Improvement Invention to Seattle Genetics Material/Technology” (as defined in the Prior Agreement) shall be deemed a Program Invention owned by SGI.

(c)                                  Except as set forth in Sections 14.1.2(a) and 14.1.2(b), Genmab and SGI shall jointly own all other Program Inventions.

(d)                                 Inventorship, for purposes of this Agreement, shall be determined in accordance with U.S. laws of inventorship.

14.2                        Patent Prosecution and Maintenance

14.2.1                                      SGI shall be responsible for and shall control the preparation, filing, prosecution, grant, maintenance and defense of all SGI Patents including SGI Program Inventions but excluding SGI’s share in Joint Patents.  SGI shall, at its sole expense, prepare, file, prosecute and maintain such SGI Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Genmab in so doing.

14.2.2                                      Genmab shall be responsible for and shall control the preparation, filing, prosecution, grant, maintenance and defense of all Genmab Patents, but excluding Genmab’s share in Joint Patents and further excluding Program Genmab Patents, but only to the extent required in this Sections 14.2.3 to 14.2.5.  Genmab shall, at its sole expense, prepare, file, prosecute and maintain such Genmab Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of SGI in so doing.

14.2.3                                      Subject to the oversight of the JSC under Section 3.2.2(g), Section 14.3 and Section 14.2.4 in the event SGI exercises its Opt-In Right, each Party shall be responsible for and shall control the preparation, filing, prosecution, grant, maintenance and defense, of any patents and patent applications claiming Program Inventions owned solely by it in accordance with Section 14.1.2 and shall, at its sole expense, prepare, file, prosecute and maintain such patent rights in good faith consistent with its customary patent policy and its reasonable business judgment.

14.2.4                                      If SGI exercises its Opt-In Right, the Parties agree that all Genmab ADC Patents shall continue to be owned by Genmab, but shall be prepared, filed, prosecuted and maintained by [***] at the shared cost of both Parties.  Following any Opt-Out Notice by Genmab and provided that SGI elects to continue with the Development and Commercialization of the Collaboration Product (thereafter an SGI Product), then such Genmab ADC Patents shall be assigned to SGI and subject to any obligations pursuant to the Genmab In-Licenses with respect to such Genmab ADC Patents.  SGI may at its sole expense, prepare, file, prosecute and maintain such patent rights in good faith consistent with its customary patent policy and its reasonable business judgment.  Following any Opt-Out Notice by SGI and provided that Genmab elects to continue with the Development and Commercialization of the Collaboration Product (thereafter a Genmab Product), then Genmab shall, at its sole expense, prepare, file, prosecute and maintain such patent rights in good faith consistent with its customary patent policy and its reasonable business judgment.

14.2.5                                      In case of a Genmab ADC Patent assigned to SGI pursuant to Section 14.2.4, if SGI decides not to continue prosecuting any such patent right in whole or in part, then SGI shall promptly so notify Genmab (which notice shall be at least [***] before any relevant deadline for such patent right).  Thereafter, Genmab shall have the right to prosecute or maintain such patent right at its sole expense.  If Genmab elects to prosecute or maintain such patent right, [***].  Such patent shall [***].

14.2.6                                      Patents and patent applications claiming Program Inventions owned jointly by both Parties in accordance with Section 14.1.2(c) (“Joint Patents”) shall be prepared, filed, prosecuted and maintained by [***].  The cost [***] shall be borne equally by the Parties in case of a Collaboration Product and shall be deemed IP and Trademark Costs.

14.2.7                                      If either Party decides not to continue prosecuting any Joint Patents or not to maintain any Joint Patent, then such Party shall promptly so notify the other Party (which notice shall be at least [***] before any relevant deadline for such Joint Patent).  Thereafter, the other Party shall have the right to prosecute or maintain such Joint Patent, at such Party’s sole expense.  If the other Party elects to prosecute or maintain such Joint Patent, such Party can request that the Joint Patent be transferred to the sole ownership of such Party at such Party’s cost.  Such Joint Patent that is only being prosecuted or maintained by one Party [***].

14.2.8                                      The Parties shall at all times fully cooperate with each other in order to reasonably implement the foregoing provisions of this Section 14.2 and to handle any further activities under the Joint Patents outside the scope of this Agreement, including without limitation licenses to Third Parties.  Such cooperation may include each Party’s execution of necessary legal documents, coordinating, filing and/or prosecution of applications to avoid potential issues during prosecution (including novelty, enablement, estoppel and double patenting, execution of amendments and documents for reliance on the CREATE Act, if needed), and the assistance of each Party’s relevant personnel.  Without limiting the foregoing, it is understood that even if a Party is permitted to reference the other Party’s technology in a patent application pursuant to this Agreement, the filing Party [***].  If the non-filing Party determines [***] the Parties shall cooperate in accordance with this Section 14.2.8 to determine a strategy that would protect each Party’s interests, including, without limitation, delaying the filing or co-owning such patent application, as the case may be.  Except as otherwise expressly authorized in this Agreement, Genmab shall not disclose and/or claim in any patent application, patent or publication any [***] without SGI’s prior written consent.  Except as otherwise expressly authorized in this Agreement, SGI shall not disclose and/or claim in any patent application, patent or publication any [***] without Genmab’s prior written consent.

14.2.9                                      Common Interest Disclosures.  With regard to any information or opinions disclosed pursuant to this Agreement by one Party to the other regarding intellectual property and/or technology owned by Third Parties, SGI or Genmab (or their respective Affiliates), SGI and Genmab agree that they have a common legal interest in coordinating prosecution of their respective patent applications, as set forth in this Article 14, and in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the development, manufacturing, marketing and/or sale of Licensed Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the development, manufacturing, marketing and/or sale of Licensed Products.  Accordingly, SGI and Genmab agree that all such information and opinions obtained by SGI and Genmab from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement.  All information and opinions will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable.  By sharing any such information and opinions, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and opinions.  Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

14.3                        Enforcement of Patents

14.3.1                                      [***] shall have the [***], to determine the appropriate course of action to enforce the [***] or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such [***], to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the [***] shall in good faith [***].  All monies recovered upon the final judgment or settlement of any such suit to enforce any such [***] with respect to the [***] shall be allocated first to [***], second to [***], and finally any remaining amounts shall be [***].  [***] shall fully cooperate with [***] in any such action [***], to enforce the [***].

14.3.2                                 If [***] fails to exercise its rights under Section 14.3.1 to take any action to enforce the [***] or control any litigation with respect to such [***] within a period of [***] days [***] after the Parties receive reasonable notice of the infringement of the [***], then [***] shall have the [***] to bring and control any such action by counsel of its own choice, [***], to enter into or permit, the settlement of any such litigation or other enforcement action with respect to the [***].  In such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any [***] shall be [***] allocated first to [***], second to [***], and finally any remaining amounts shall be [***].  In such a case, [***] shall cooperate fully with [***], in its efforts to enforce the [***].  In no event may [***] without [***] prior written consent.

14.3.3                                      [***] shall have the [***], to determine the appropriate course of action to enforce [***], or otherwise to abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the [***], to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the [***].  All monies recovered upon the final judgment or settlement of any such suit to enforce any [***] shall be [***].  [***] shall fully cooperate with [***], in any action to enforce the [***].  In the case of a [***] rights under this Section 14.3.3 shall be [***].  In the case of an [***], if [***] fails to exercise its rights under this Section 14.3.3 to take any action to enforce the [***] or control any litigation with respect to the [***] within a period of [***] days [***] after the Parties receive reasonable notice of the infringement of the [***], then [***] shall have the [***] to bring and control any such action by counsel of its own choice, [***] and permit, the settlement of any such litigation or other enforcement action with respect to the [***].  In such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any [***] shall be [***], allocated first to [***], second to [***], and finally any remaining amounts shall be [***].  In such a case, [***] shall cooperate fully with [***], in its efforts to enforce the [***].  In no event may [***] without [***] prior written consent.

14.3.4                                      [***] shall have the [***], to determine the appropriate course of action to enforce [***], or otherwise to abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such [***], to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such  litigation or other enforcement action with respect to such [***].  All monies recovered upon the final judgment or settlement of any such suit to enforce such Genmab Patents shall be [***].  [***] shall fully cooperate with [***], in any action to enforce the [***].  In the case of [***], if [***] fails to exercise its rights under this Section 14.3.3 to take any action to enforce such [***] or control any litigation with respect to [***] within a period of [***] days [***] after the Parties receive reasonable notice of the infringement of such [***], then [***] shall have the right to bring and control any such action by counsel of its own choice, [***], to permit the settlement of any such litigation or other enforcement action with respect to such [***].  In such case, all monies recovered upon the final judgment or settlement of any such suit to enforce such [***] shall be [***] allocated first to [***], second to [***], and finally any remaining amounts shall be [***].  In such a case, [***] shall cooperate fully with [***], in its efforts to enforce such [***].  In no event may [***] without [***] prior written consent.

14.3.5                                      In the event either Party becomes aware of [***], it shall promptly notify the other Party and the Parties shall determine a mutually agreeable course of action.  In no event shall [***] without [***] prior written consent.

14.4                        Prior SGI Patent Rights.  Notwithstanding anything to the contrary in this Agreement, with respect to any [***] that are subject to the [***], the rights and obligations of the Parties under Section 14.2 and 14.3 shall be [***].

14.5                        Prior Genmab Patent Rights.  Notwithstanding anything to the contrary in this Agreement, with respect to any [***], the rights and obligations of the Parties under Section 14.2 and 14.3 shall be [***].

14.6                        Product Trademarks.  The Parties’ shall propose and through the JSC select the trademark, trade dress, logos and slogans under which each Collaboration Product shall be exclusively marketed (each a “Collaboration Product Trademark”).  The Parties shall register the Collaboration Product Trademark and shall take all such actions as are required to continue and maintain in full force and effect the trademarks and the registrations thereof as well as enforce such trademarks and registrations.  The Parties shall jointly own the trademarks which are specifically directed to Collaboration Products and each Party shall execute all documents and take all actions as are reasonably requested by the other Party to effectuate such joint ownership in such trademarks unless such joint ownership would not be practicable in any such jurisdiction, in which case the Lead Commercialization Party shall have sole ownership.  Collaboration Product Trademarks shall be used only pursuant to the terms of this Agreement and any applicable co-promotion agreement to identify, and in connection with the marketing of, Collaboration Products and shall not be used by either Party to identify, or in connection with the marketing of, any other products.  In case a Party Opts-Out it shall be obliged to assign its title to and interest in the Collaboration Product Trademarks to the Continuing Party free of charge, provided the Continuing Party pays the costs of assignment.

ARTICLE 15
INFRINGEMENT ACTIONS BROUGHT BY THIRD PARTIES

15.1                        Collaboration Product.  If [***], is sued by [***] for infringement of [***] in connection with activities relating to the manufacture, use, handling, storage, Development, Commercialization or other disposition of a [***] shall promptly notify [***] within [***] days of its receipt of notice of such suit.  The notice shall set forth [***].  The Parties shall then meet to discuss [***], provided, that (a) if such infringement relates primarily to [***], then [***] shall have the first right to control such suit in close consultation with [***] and (b) if such infringement relates primarily to [***], then [***] shall have the first right to control such suit in close consultation with [***].  In no event may [***] without the express written consent of [***].  To the extent a claim is subject to [***] the procedure in [***] must be followed.  Each Party will [***] for its activities which are outside the scope of this Agreement.

15.2                        Defense Costs.  If the alleged infringement relates to [***], all reasonable costs associated with the defense of the action will [***], and any payment due [***] as damages or in settlement [***] will be [***].  Any settlement that requires [***] will require prior written approval of [***].

15.3                        Exclusive Product, Genmab Product.  If [***], is sued by [***] claiming infringement of a Third Party’s patent in connection with activities relating to the manufacture, use, handling, storage, development, commercialization or other disposition of [***] shall be [***] for the defense [***].  To the extent such claimed infringement or any part thereof relates to [***] shall have the first right to control the defense against such claims of infringement [***], provided that [***] shall be [***].  For clarity, [***] shall have the right to control the defense against any claims of infringement not related to [***].  If [***] chooses not to defend against claims of infringement related to [***], then [***] shall have the right to control such defense on its own.

15.4                        SGI Product.  If [***], is sued by [***] claiming infringement of a Third Party’s patent in connection with activities relating to the manufacture, use, handling, storage, development, commercialization or other disposition of [***] shall be [***] for the defense [***].  To the extent such claimed infringement or any part thereof relates to [***] shall have the first right to control the defense against such claims of infringement [***], provided that [***] shall be entitled to participate in such defense.  For clarity, [***] shall have the right to control the defense against any claims of infringement not relating to [***].  If [***] chooses not to defend against claims of infringement related to the [***], then [***] shall have the right to control such defense on its own.

ARTICLE 16
REPRESENTATIONS AND WARRANTIES

16.1                        Representations and Warranties

16.1.1                                      This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equitable principals.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Party, its officers and directors.

16.1.2                                      The execution, delivery and performance of the Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

16.1.3                                      SGI represents and warrants that as of the Effective Date:

(a)                                 it has the right to grant the licenses granted herein;

(b)                                 the SGI Technology licensed hereunder is free and clear of any security interests, claims, encumbrances or charges of any kind;

(c)                                  it has not assigned and/or granted licenses, nor shall it assign and/or grant licenses, to the SGI Technology or a Licensed Product to any Third Party that would restrict or impair the rights granted to Genmab hereunder;

(d)                                 to its [***], without [***], [***] of any Third Parties would be [***] by [***] the Drug Conjugation Materials and Drug Conjugation Technology licensed hereunder, furthermore, to its [***], [***], [***] of any Third Party exist with [***] after [***] with claims covering Antibody-Drug Conjugates that incorporate such Drug Conjugation Materials and Drug Conjugation Technology for the treatment of cancer;

(e)                                  to its [***], no Third Party has [***] the SGI Technology using an antibody drug conjugate that binds to Tissue Factor;

(f)                                   it shall not invoke any dominant patent or patent application owned or controlled by, or licensed to, it or its Affiliates to in any way [***] the rights and/or licenses granted hereunder; and

(g)                                 the SGI Technology licensed hereunder constitutes all of SGI’s intellectual property rights necessary or useful to develop, have developed, make, have made, import, use, offer for sale, have sold or sell the Drug Conjugation Materials and Drug Conjugation Technology as contemplated to be used in a Licensed Product.

16.1.4                                      Genmab represents and warrants that as of the Effective Date:

(a)                                 it has the right to grant the licenses granted herein;

(b)                                 the Genmab Technology licensed hereunder is free and clear of any security interests, claims, encumbrances or charges of any kind;

(c)                                  it has not assigned and/or granted licenses, nor shall it assign and/or grant licenses, to the Genmab Technology with regard to a Licensed Product to any Third Party that would restrict or impair the rights granted to SGI hereunder;

(d)                                 apart from the information previously disclosed in writing to SGI, it has [***], of any [***] of any [***] by the [***] from [***] to [***]; furthermore, to [***], no [***] of any [***] with [***] after [***] with [***] (i) the [***] denoted [***] or [***] or (ii) a [***] the [***] denoted [***] or [***] for the treatment of [***];

(e)                                  to its [***], no Third Party has [***] the Genmab Technology using an antibody that binds to Tissue Factor;

(f)                                   it has notified SGI in writing of all [***];

(g)                                 it shall not invoke any dominant patent or patent application owned or controlled by, or licensed to, it or its Affiliates to in any way restrict the rights and/or licenses granted hereunder; and

(h)                                 the Genmab Technology licensed hereunder constitutes all of Genmab’s intellectual property rights necessary or useful to develop, have developed, make, have made, import, use, offer for sale, have sold or sell an Antibody as contemplated to be used in a Licensed Product.

16.2                        Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE KNOW-HOW, CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND EXPRESS OR IMPLIED, INCLUDING BY OPERATION OF LAW OR BY STATUTE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

16.2.1                                      EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF THE PARTIES MAKE ANY REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, REGARDING THE ANTIBODIES, DRUG CONJUGATION MATERIALS OR ANY ADCS, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

16.3                        Performance by Affiliates.  The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be a guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

ARTICLE 17
TERM AND TERMINATION

17.1                        Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and be valid and in force until terminated pursuant to the Articles 17 or 19.

17.2                        Termination by Genmab.  Genmab shall have the right, at any time after the first anniversary of the Effective Date other than the period (a) following an Opt-In Decision and prior to any applicable Opt-Out Date or (b) during which SGI is developing or commercializing an SGI Product, to terminate this Agreement in its entirety by providing not less than [***] days’ prior written notice to SGI of such termination.  For clarity, as regards termination without cause following an Opt-In Decision and prior to any applicable Opt-Out Date, Section 5.10 will apply where a Party wishes to cease collaborating with the other Party.

17.3                        Termination for Cause.  Either Party may terminate this Agreement for breach by the other Party (the “Breaching Party”) of any material provision of the Agreement or in the case of a license, a breach of a material provision related to such license, including diligence obligations, if, in the event that the breach is by its nature capable of being cured, the Breaching Party has not cured such breach within thirty (30) days after notice thereof (or in the event any breach is incapable of being cured in such time period, if the Breaching Party commences a cure within such thirty (30) days period and diligently pursues the cure to completion).

17.4                        Termination if Genmab Challenges SGI Patents.  SGI may terminate this Agreement for cause at any time after thirty (30) days written notice to Genmab of its intent to so terminate if Genmab, its Affiliates or Sublicensees, challenges the validity, enforceability, patentability or scope of a claim of any SGI Patent.  Any such termination shall not become effective if Genmab has withdrawn such action before the end of the above notice period, provided such withdrawal effectively terminates the action and has not materially adversely affected any of SGI’s rights under the Agreement.

17.5                        Termination if SGI Challenges Genmab Patents.  Genmab may terminate this Agreement for cause at any time after thirty (30) days written notice to SGI of its intent to so terminate if SGI, its Affiliates or Sublicensees, challenges the validity, enforceability, patentability or scope of a claim of any Genmab Patent.  Any such termination shall not become effective if SGI has withdrawn such action before the end of the above notice period, provided such withdrawal effectively terminates that action and has not materially adversely affected any of Genmab’s rights under the Agreement.

17.6                        Termination Upon Insolvency.  Either Party may terminate this Agreement if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, (b) such other Party proposes a written agreement of composition or extension of its debts, (c) such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, (d) such other Party shall propose or be a party to any dissolution or liquidation, or (e) such other Party shall make an assignment for the benefit of its creditors.  Notwithstanding the foregoing, the

Parties intend for this Agreement and the licenses granted herein to come within Section 365(a) of the United States Bankruptcy Code, and notwithstanding the bankruptcy or insolvency of SGI, this Agreement and the licenses granted herein shall remain in full force and effect so long as Genmab shall remain in material compliance with the terms and conditions hereof.

17.7                        Termination of BMS Agreement.  All rights and obligations under the BMS Agreement sublicensed under this Agreement shall terminate upon forty-five (45) days prior written notice by SGI if Genmab performs any action that would constitute a breach of any material provision of the BMS Agreement and fails to cure such breach within such forty-five (45) day period (or in the event any breach is incapable of being cured in such time period, if Genmab commences a cure within such forty-five (45) day period and diligently pursues the cure to completion); provided, however, that such cure period may be extended by mutual written consent of the Parties.  All rights and obligations under the BMS Agreement shall automatically terminate if Genmab fails to maintain the insurance required under the BMS Agreement.  SGI shall maintain the BMS Agreement for the term of this Agreement.

17.8                        Termination of Genmab In-Licenses.  All rights and obligations under a Genmab In-License sublicensed under this Agreement shall terminate upon sixty (60) days prior written notice by Genmab if SGI performs any action that would constitute a breach of any material provision of such Genmab In-License Agreement and fails to cure such breach within such sixty (60) day period (or in the event any breach is incapable of being cured in such time period, if SGI commences a cure within such sixty (60) day period and diligently pursues the cure to completion); provided, however, that such cure period may be extended by mutual written consent of the Parties.  Genmab shall ensure that the Exclusive Antigen License for Tissue Factor with [***] is maintained for the term of this Agreement.

17.9                        Effect of Expiration and Termination

17.9.1                                      Except where explicitly provided within this Agreement, termination of this Agreement for any reason, or expiration of this Agreement, will not affect any:  (a) obligations, including payment of any royalties or other sums which have accrued as of the date of termination or expiration, and (b) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including provisions of Articles 1, 13, 14, 15, 18 (as to actions arising during the term of this Agreement or in the course of a Party practicing any licenses retained by such Party thereafter), 22 and 23, Sections 5.7, 11.3 and 17.9 and any payment obligations pursuant to Article 10 and 11 incurred prior to termination.

17.9.2                                      Upon termination of this Agreement for any reason, all licenses granted by one Party to the other hereunder, including all licenses for Exclusive Products, Collaboration Products and Unilateral Products, and all sublicenses granted to Affiliates or Third Parties by a Party hereunder will immediately terminate.

17.9.3                                      Upon any termination of this Agreement by Genmab pursuant to Section 17.2 or by SGI pursuant to Sections 17.3, 17.4, 17.6 or 17.7, or in the case of a Dormant Product (provided that at the time of the Collaboration Product becoming a Dormant Product no Licensed Products are in development or are being commercialized by either Party), Genmab shall to the extent necessary grant to SGI a worldwide, non-exclusive, irrevocable, sublicensable license in the Territory under the Genmab ADC Know-How and Genmab ADC Patents to make, have made, use, sell, offer to sell and import products incorporating antibody drug conjugates other than the ADCs included herein in the Territory.  For the avoidance of doubt such license shall not give SGI the right to use any Antibody (or sequence information of such Antibody) included in this Agreement.

17.9.4                                      Upon the expiration of the Royalty Term:

(a)                                 SGI shall grant, and shall by this provision be deemed to have granted, to Genmab a royalty-free, perpetual, worldwide, nonexclusive license to use the Joint Patents and SGI Technology to make, use, sell, offer for sale and import Exclusive Products or Genmab Products, as applicable, with no further obligation to SGI; and

(b)                                 Genmab shall grant, and shall by this provision be deemed to have granted, to SGI a royalty-free, perpetual, worldwide, nonexclusive license to use the Joint Patents and Genmab Technology to make, use, sell, offer for sale and import SGI Products, with no further obligation to Genmab.

17.9.5                                      In the event that a Party is commercializing Licensed Products under this Agreement, and in accordance with the foregoing provisions of this Article a license is terminated then such Party shall be entitled to, and the licenses shall be deemed to survive to the extent necessary for such Party to wind down the activities in an orderly manner, including the right to sell off inventory, but in no event for a period longer than [***] from the effective date of termination.

ARTICLE 18
INDEMNITY

18.1                        Direct Indemnity for Non-Collaboration Products

18.1.1                                      With respect to Genmab Products, SGI Products and Exclusive Products, each Party shall defend, indemnify and hold harmless the other Party, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Indemnitees”) from and against all liabilities, losses, damages, and expenses, including reasonable attorneys’ fees and costs, (collectively, the “Liabilities”) resulting from all Third Party claims, suits, actions, terminations or demands (collectively, the “Claims”) that are incurred, relate to or arise out of (a) the breach of any material provision of this Agreement by the indemnifying Party, including a breach of any representation or warranty made by such Party in this Agreement, or (b) the gross negligence, recklessness or willful misconduct of the indemnifying Party in connection with the performance of its obligations hereunder.

18.1.2                                      Genmab shall defend, indemnify and hold harmless the SGI Indemnitees from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of the development, manufacture or commercialization of Exclusive Products or Genmab Products by SGI for Genmab or by Genmab, its Affiliates or Sublicensees, including any failure to test for or provide adequate warnings of adverse side effects, or any manufacturing defect in any Exclusive Product or Genmab Product; except to the extent such Liabilities must be indemnified by SGI pursuant to Sections 18.1.1.

18.1.3                                      SGI shall defend, indemnify and hold harmless the Genmab Indemnitees from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of the development, manufacture or commercialization of SGI Products by Genmab for SGI or by SGI, its Affiliates or Sublicensees, including any failure to test for or provide adequate warnings of adverse side effects, or any manufacturing defect in any SGI Product; except to the extent such Liabilities must be indemnified by Genmab pursuant to Sections 18.1.1

18.2                        Collaboration Products

18.2.1                                      Each Party hereby agrees to indemnify, defend, and hold harmless the other Party’ Indemnitees from and against any and all Liabilities, incurred as a result of any Claims relating to the manufacture, use, handling, storage, Development, Commercialization or other disposition of any Collaboration Product by the indemnifying Party, its Affiliates, employees, agents or Sublicensees, but only to the extent such Claims result from:  (a) the gross negligence, recklessness or willful misconduct of the indemnifying Party, its Affiliates, employees, agents or Sublicensees; or (b) any breach by the indemnifying Party of any material provision of this Agreement, including a breach of any representation or warranty made by such Party in this Agreement; except, in each case, to the comparative extent of any such Claim resulting from the gross negligence or willful misconduct of the Indemnitees.

18.2.2                                      Except for those Claims subject to Section 18.2.1, the Parties shall share equally any Liabilities in connection with:  (a) any Claim brought against either Party by a Third Party resulting directly or indirectly from the manufacture, use, handling, storage, Development, Commercialization or other disposition of any given Collaboration Product (in the same manner as the Parties share Product Profit); and (b) the defense or settlement of claims of infringement of Third Party patent rights in accordance with the procedures set forth in Article 15.

18.2.3                                      If either Party receives notice of a Claim with respect to any Collaboration Product, such Party shall inform the other Party in writing as soon as reasonably practicable.  The Parties shall confer through the JSC how to respond to the Claim and how to handle the Claim in an efficient manner.  In the absence of such an agreement, each Party shall have the right to take such action as it deems appropriate, subject to Section 18.3.

18.3                        Procedure.                                  A Party (the “Indemnified Party”) that intends to claim indemnification under this Article 18 shall promptly provide notice to the other Party (the “Indemnitor”) of any Liability or action in respect of which the Indemnified Party intends to claim such indemnification, which notice shall include a reasonable identification of the alleged facts giving rise to such Liability, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor.  However, notwithstanding the foregoing, the Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnified Party, unless the representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual differing interests between such Indemnified Party and any other party represented by such counsel in such proceedings, in which case the reasonable fees and expenses shall be paid by the Indemnitor.  The Indemnified Party cannot settle any Liability for which it intends to claim indemnification by the Indemnitor without the prior consent of the Indemnitor.  Any settlement of a Liability for which any Indemnified Party seeks to be indemnified, defended or held harmless under this Article 18 that could adversely affect the Indemnified Party shall be subject to prior consent of such Indemnified Party, provided that such consent shall not be withheld unreasonably.

18.4                        Limitations on Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES ARISING FROM THIS AGREEMENT OR FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS OR LOSS OF BUSINESS, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT, STATUTES, OR ANY OTHER LEGAL THEORY, AND WHETHER SUCH FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

ARTICLE 19
FORCE MAJEURE

19.1                        No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached the Agreement, for failure or delay by such Party in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God, earthquakes, or omissions or delays in acting by any governmental authority (collectively, “Events of Force Majeure”); provided, however, that the affected Party shall promptly advise the other Party of the existence of such Event of Force Majeure and shall exert all Commercially Reasonable Efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its obligations promptly.  Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such continued Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties shall negotiate in good faith either (a) a resolution of the Event of Force Majeure, if possible, (b) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (c) an amendment of this Agreement to the extent reasonably possible, or (d) an early termination of this Agreement.  If a solution under subsection (a)-(d) has not been reached after four (4) months of the other Party’s receipt of such notice, then the Party not affected shall be entitled to give notice to the affected Party to terminate this Agreement, specifying the date (which shall not be less than [***] after the date on which the notice of termination is given) on which termination will take effect.  Such a termination notice shall be irrevocable, except with the consent of both Parties, and upon termination the provisions of Section 17.9 shall apply.

ARTICLE 20
ASSIGNMENT

20.1                        This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred to any Third Party by either Party without the consent of the other Party, such consent not to be unreasonably withheld; provided, however, that [***].  Any permitted assignee shall assume all rights and obligations of its assignor under this Agreement; provided, however, that [***] shall not be [***].  Any attempted assignment of this Agreement not in accordance with this Article 20 shall be void and of no effect.

ARTICLE 21
SEVERABILITY

21.1                        Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries.  Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, that in their economic effect, are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement based on such valid provisions.  In case such alternative provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

ARTICLE 22
INSURANCE

22.1                        During the Term and thereafter for the period of time required below, each Party shall maintain on an ongoing basis comprehensive general liability insurance in the minimum amount of [***] Dollars ($[***]) per occurrence and [***] Dollars ($[***]) annual aggregate combined single limit for bodily injury and property damage liability.  Commencing not later than [***] days prior to the first use in humans of any Collaboration Product, Exclusive Product or Genmab Product and thereafter for the period of time required below, Genmab shall obtain and maintain on an ongoing basis products liability insurance (including contractual liability coverage on Genmab’s indemnification obligation under this Agreement) in the amount of at least [***] Dollars ($[***]) per and in an annual aggregate combined single limit for bodily injury and property damage liability.  Commencing not later than [***] days prior to the first use in humans of any Collaboration Product or SGI Product, and thereafter for the period of time required below, SGI shall obtain and maintain on an ongoing basis products liability insurance (including contractual liability coverage on SGI’s indemnification obligations under this Agreement) in the amount of at least [***] Dollars ($[***]) per occurrence and in an annual aggregate combined single limit for bodily injury and property damage liability.  All of such insurance coverage shall be maintained with an insurance company or companies having an A.M.  Best rating of “A-” or better and an aggregate deductible not to exceed [***] Dollars ($[***]) per occurrence.  Upon the Effective Date and not later than [***] prior to the first use in humans of the first Collaboration Product, Exclusive Product, Genmab

Product or SGI Product, as the case may be, each Party shall provide to other Party a certificate(s) evidencing all required coverage hereunder.  Each Party shall maintain such insurance coverage without interruption during the Term and for a period of at least [***] thereafter.  Each Party’s insurance shall name [***] on the products liability insurance required hereunder.  Each Party shall provide the other Party at least forty [***]’ prior written notice of any cancellation or material change in the insurance policy.  The cost of insurance required by this Article 22 with respect to the Collaboration Product shall be treated as a Joint Development Cost or an “other cost” for the purposes of calculating Commercialization Expenses, as applicable.

ARTICLE 23
MISCELLANEOUS

23.1                        Notices.  Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or in accordance with this Section 23.1 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.  Notices shall be deemed to have been received (a) on the date delivered if delivered personally; (b) on the date received if sent by certified or registered mail, return receipt requested, postage prepaid; (c) on the first business day after the date sent if sent by recognized overnight courier (or two-day courier, if next-day service is unavailable); or (d) on the date transmitted if sent via facsimile (with confirmation of receipt generated by the transmitting machine).

If to SGI:
[***]

[***]

[***]

[***]

[***]

[***]

Invoices to SGI:         [***]

If to Genmab:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

With a copy to:
[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Invoices to Genmab: [***]

23.2                        Applicable Law.  The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof that may dictate application of the laws of any other state, or the United States as applicable.

23.3                        Dispute Resolution.  The Parties agree that they shall seek to resolve any dispute or disagreement that arises between Genmab on the one hand and SGI on the other in respect of this Agreement that is not resolved by the JSC pursuant to the procedure set forth in Section 3.2.7.

23.3.1                                      Any dispute not resolved by the procedure set forth in Section 3.2.7 shall be submitted by the Parties for resolution by an arbitral body in New York, New York in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“AAA”) except as otherwise provided herein.  The Parties shall choose one (1) arbitrator each and by mutual agreement one (1) arbitrator within thirty (30) days of receipt of notice of the intent to arbitrate.  The mutually appointed arbitrator shall be chairman of the arbitration body.  If all arbitrators are not appointed within the times herein provided or any extension of time that is mutually agreed upon, the AAA shall make such appointment within thirty (30) days of such failure.  The judgment rendered by the arbitrators shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses.  Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other equitable or provisional remedy).  If the issues in dispute involve scientific, technical or commercial matters, any arbitrator chosen hereunder shall have educational training and/or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge.

23.3.2                                      In the event of a dispute regarding any payments owing under this Agreement, all undisputed amounts shall be paid promptly when due and the balance, if any, promptly after resolution of the dispute with interest in accordance with Section 12.1.3.

23.3.3                                      Notwithstanding the foregoing, any disputes relating to inventorship or the validity, enforceability or scope of any patent or trademark rights (except for a dispute relating to the remedy under Section 17.4 or 17.5) shall be submitted for resolution by a court of competent jurisdiction.

23.4                        Entire Agreement.  This Agreement and the Prior Agreement contains the entire understanding of the Parties with respect to the specific subject matter hereof.  All express or implied agreements and understandings, either oral or written, heretofore made, including the Prior Agreement, are expressly superseded by this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

23.5                        Independent Contractors.  SGI and Genmab each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, agency or any type of fiduciary relationship.  Neither SGI nor Genmab shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

23.6                        Affiliates.  Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

23.7                        Waiver.  The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

23.8                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SEATTLE GENETICS, INC.

By:
Name:
Title:

GENMAB A/S

By:
Name:
Title: